Exhibit 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - - - - - - x
 In re:                                             :
                                                    :    Chapter 11
                                                    :
SLI, INC.,                                          :    Case No. 02-12608 (MFW)
CHICAGO MINIATURE OPTOELECTRONIC                    :
  TECHNOLOGIES, INC.,                               :    Jointly Administered
ELECTRO-MAG INTERNATIONAL, INC.,                    :
CHICAGO-MINIATURE LAMP-SYLVANIA                     :
  LIGHTING INTERNATIONAL, INC.,                     :
SLI LIGHTING PRODUCTS, INC.,                        :
SLI LIGHTING COMPANY,                               :
SLI LIGHTING SOLUTIONS, INC., AND                   :
CML AIR, INC.,                                      :
                                                    :
                                    Debtors.        :
- - - - - - - - - - - - - - - - - - - - - - - - - - x



                     DISCLOSURE STATEMENT WITH RESPECT TO
  JOINT CHAPTER 11 PLANOF REORGANIZATION OF THE DEBTORS IN POSSESSION AND THE
                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS



                           SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           Gregg M. Galardi (No. 2991)
                           Robert A. Weber (No. 4013)
                           Megan E. Cleghorn (No. 4080)
                           One Rodney Square
                           P.O. Box 636
                           Wilmington, Delaware 19899-0636
                           (302) 651-3000

                           ATTORNEYS FOR SLI, INC., ET AL.,
                           DEBTORS AND DEBTORS-IN-POSSESSION

                           PEPPER HAMILTON LLP
                           David M. Fournier, Esq.
                           1201 Market Street, Suite 1600
                           P.O. Box 1709
                           Wilmington, DE 19899-1709

                           - and -

                           PEPPER HAMILTON LLP
                           Robert S. Hertzberg, Esq
                           100 Renaissance Center, 36th Floor
                           Detroit, MI 48243-1157

                           Attorneys for the Official Committee
                           of Unsecured Creditors


Dated:   Wilmington, Delaware
         April 17, 2003

                                   DISCLAIMER

         NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THEN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THE DISCLOSURE STATEMENT REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT RELATES TO THE JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS IN POSSESSION AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE "PLAN") FOR SLI, INC. AND ITS UNITED STATES SUBSIDIARIES AND AFFILIATES AND IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN. SUCH INFORMATION MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, EXHIBITS ANNEXED TO THE PLAN, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN OR IN THE PLAN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. ALL CREDITORS SHOULD READ CAREFULLY AND CONSIDER FULLY THE "RISK FACTOR" SECTION OF THIS DISCLOSURE STATEMENT BEFORE VOTING FOR OR AGAINST THE PLAN. SEE ARTICLE VII, ENTITLED "CERTAIN FACTORS TO BE CONSIDERED."

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF SLI, INC. OR ANY OF ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS PURSUANT TO FEDERAL RULES OF EVIDENCE 408 AND OTHER APPLICABLE EVIDENTIARY RULES. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS.

                 EXECUTIVE SUMMARY OF THE PLAN OF REORGANIZATION
         OF SLI, INC. AND ITS UNITED STATES SUBSIDIARIES AND AFFILIATES

         SLI, Inc. ("SLI") and its United States subsidiaries and affiliates (the "Debtors") are debtors and debtors-in- possession in chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware (the "Court"). The Debtors, together with the Creditors' Committee, are co-proponents of the Plan. A copy of the Plan is attached hereto as Exhibit A. This Disclosure Statement describes the Debtors' history and significant events occurring in the Debtors' Chapter 11 Cases and provides a summary and analysis of the Plan as well as certain related matters.

         The following is an executive summary of the Plan. The executive summary is a general overview only, and is qualified by, subject to, and should be read in conjunction with, the more detailed information and financial projections and notes thereto appearing elsewhere in this disclosure statement, the Plan, and the exhibits thereto. Certain provisions of the Plan, and thus the descriptions and summaries contained in this executive summary and in the Disclosure Statement, are the subject of continuing negotiations among the Debtors and various parties and may be subject to change. Defined terms used in this executive summary shall have the meanings ascribed to them elsewhere in this Disclosure Statement or in the Plan. This executive summary is intended solely as a summary of the distribution provisions of the Plan and is qualified in its entirety by the terms and provisions of the Plan. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY. Capitalized terms used in this executive summary and not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement and the Plan.

A.       Background

         The Plan provides for the treatment of Claims against and Interests in the Debtors. The Plan is the result of extensive negotiations among the Debtors, the Creditors' Committee, and the Investors. The Investors have acquired in excess of 90% of the Debtors' prepetition secured bank debt and have committed to provide exit financing. The Debtors and the Creditors' Committee filed the Plan with the Court on April 17, 2003 as joint proponents.

B.       Summary of the Plan

         The Plan provides for the restructuring of substantially all of the Debtors' secured and unsecured debts through a recapitalization of the Debtors. The recapitalization of the Debtors shall be funded by the Investors. The Plan contemplates that such recapitalization will retire the existing debtor-in-possession financing facility, pay other administrative claims, and provide a revolving credit facility to enable the Debtors to emerge from Chapter 11. The Plan also contemplates a rights offering pursuant to which certain creditors will be provided the opportunity to invest in the Reorganized Debtors in exchange for New Common Shares. The structure of the recapitalization of the Debtors under the Plan contemplates that holders of Class 3 Secured Lender Claims shall receive their Pro Rata Share of one hundred percent (100%) of the New Common Shares in Reorganized SLI, subject to dilution, pursuant to the Rights Offering and the Equity Subscription Commitment Letter, to not less than seventy-nine percent (79%) of the New Common Shares. In addition, the Plan provides that, pursuant to the Equity Subscription Commitment Letter, the Investors have committed to purchase up to 21% of the New Common Shares, to the extent not otherwise sold, in exchange for the payment of the Investor Contribution on the Effective Date in an amount sufficient (i) to fully fund the Administrative Claims Escrow and the Professional Fee Escrow, and (ii) to pay in full the DIP Facility Claims and the Litigation Trust Funds to be transferred to the Litigation Trust. Holders of allowed general unsecured claims will receive their Pro Rata share of (i) the Class 4 Fund, a fund established by the Investors and held by the Litigation trust under the direction of the Plan Administrator in the amount of $1.225 million, and (ii) a portion of the proceeds realized from certain litigation actions to be undertaken by a Plan Administrator appointed and authorized under the Plan to, among other things, pursue causes of actions. The existing publicly-traded common stock of SLI is cancelled under the Plan, and no distributions are provided for holders of such stock interests or claims based upon or arising from the ownership of such stock.

C.       Summary of Treatment of Claims and Interests Under the Plan

         Under the Plan, Claims against and Interests in, the Debtors are divided into Classes. Holders of certain Unclassified Claims, including DIP Facility Claims, Administrative Claims and Priority Tax Claims, will receive payment in Cash from the Administrative Claims Escrow, the Professional Fees Escrow, or Cash from the Investor Contribution or the Reorganized Debtors either on the Distribution Date, as such Claims are liquidated, or in installments over time, as permitted by the Bankruptcy Code, or as agreed with the holders of such Claims. Intercompany Claims shall be Reinstated and reaffirmed on the Effective Date to the extent not otherwise paid in the ordinary course of business in accordance with the terms of any agreements related thereto. All other Claims and Interests are classified into six Classes and will receive the distributions and recoveries (if any) described below. The classification and treatment for all Classes are described in more detail under Article V of this Disclosure Statement entitled "Summary of the Plan -- Classification and Treatment of Claims and Interests." Estimated Claim amounts are based upon the Debtors' books and records. There can be no assurance that the estimated amounts below are correct, and actual Claim amounts may vary significantly from such estimates.

         The Debtors do not expect to have completed their review and analysis of all Proofs of Claim filed in these cases by the Confirmation Date. Estimated Claim amounts for each Class set forth below are based upon the Debtors' review of their books and records and a preliminary review of certain Proofs of Claim, and include estimates of a number of Claims that are contingent, disputed or unliquidated. There can be no assurance that the amount of Allowed Claims will not materially differ from the Debtors' estimates. With regard to Class 4 Claims, if the aggregate amount of General Unsecured Claims exceeds the Debtors' estimate, the estimated percentage recovery specified for holders of such Class 4 Claims would be reduced. No representation can or is being made with respect to whether the estimated percentage recoveries shown below for Class 4 will actually be realized by the holders of Allowed Claims of such Class.

D.       Summary of Anticipated Distributions Under the Plan


Class Description                                       Treatment Under the Plan
Class 1:  Other Priority Claims                         o     Unimpaired
Estimated Aggregate Allowed Amount: $0 - $0.6
million                                                 o     On or as soon as reasonably practicable after, the later of (i)
                                                              the Distribution Date or (ii) the Quarterly Distribution Date
                                                              immediately following the date such Other Priority Claim
                                                              becomes an Allowed Other Priority Claim, a holder of an
                                                              Allowed Other Priority Claim shall receive from the
                                                              Reorganized Debtors, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Other
                                                              Priority Claim, (i) Cash equal to the unpaid portion of the
                                                              Face Amount of such Allowed Other Priority Claim, or (ii)
                                                              such other treatment as to which such holder and the
                                                              Debtors or the Reorganized Debtors shall have agreed upon
                                                              in writing.

                                                        o     Estimated Recovery:  100%

Class 2:  Other Secured Claims                          o     Unimpaired
Secured Claims other than the Secured Lender
Claims                                                  o     On the Distribution Date or as soon thereafter as is
Estimated Aggregate Allowed Amount:  $0.125                   practicable, a holder of an Other Secured Claim shall, in full
million - $0.5 million                                        satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, in the sole discretion of the Reorganized Debtors or the Debtors, with the prior written consent of the Investors, (i) have its Allowed
                                                              Other Secured Claim Reinstated or (ii) receive such other
                                                              treatment as to which such holder and the Debtors (with the prior written consent of the Investors from and after the date of this Plan) or the Reorganized Debtors shall have agreed upon in writing.

                                                        o     Estimated Recovery:  100%

Class 3:  Secured Lender Claims                         o     Impaired
Estimated Aggregate Allowed Amount:  $370 million
                                                        o     On the Distribution Date, or as soon thereafter as is
                                                              practicable, each holder of a  Secured Lender Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Lender Claim,
                                                              receive (i) from the Debtors, its Pro Rata share of one
                                                              hundred percent (100%) of the New Common Shares,
                                                              subject to dilution, pursuant to the Rights Offering and the
                                                              Equity Subscription Commitment Letter, to not less than
                                                              seventy-nine percent (79%) of the New Common Shares,
                                                              (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of fifty percent (50%) of the Net Preference Litigation
                                                              Proceeds, and (iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to
                                                              distribution in respect of seventy-five percent (75%) of the
                                                              Net Other Litigation Proceeds upon the terms and conditions set forth in Articles VIII and IX of the Plan and in the
                                                              Litigation Trust Agreement.  Upon the Effective Date, the
                                                              proofs of claim filed in respect of the Secured Lender
                                                              Claims are Allowed as set forth therein.  Upon the Effective
                                                              Date, the holders of Class 3 Claims voting in favor of the
                                                              Plan shall (i) be deemed to be released by all parties from any potential Avoidance Action in respect of such holder's
                                                              Secured Lender Claims, and (ii) shall be deemed to have
                                                              elected secured treatment as set forth herein in accordance with Bankruptcy Code section 1111(b).  The binding effect
                                                              of such deemed election on Class 3 shall be determined in
                                                              accordance with Bankruptcy Code section 1111(b). In the
                                                              event that Class 3 is determined not to have elected secured treatment in accordance with Bankruptcy Code section
                                                              1111(b), each holder of a Secured Lender Claim shall be
                                                              deemed to have waived the right to receive a distribution on account of any unsecured portion of such Secured Lender
                                                              Claim.  As set forth in Exhibit H to the Plan, on the
                                                              Subscription Commencement Date (as defined therein), each
                                                              holder of an Allowed Class 3 Secured Lender Claim shall
                                                              have the right to participate in the Rights Offering on the terms and conditions set forth in such exhibit.

                                                        o     Estimated Recovery: 79% - 100% of the New Common
                                                              Shares plus share of undetermined recoveries by the
                                                              Litigation Trust
Class 4:  General Unsecured Claims                      o     Impaired
Estimated Aggregate Allowed Amount: $12 million -
$20 million                                             o     On, or as soon as reasonably practicable after, the later of (i)
million                                                       the Distribution Date, or (ii) the Quarterly Distribution Date
                                                              immediately following the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an
                                                              Allowed General Unsecured Claim (except as set forth in the following paragraph) shall, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed
                                                              General Unsecured Claim, receive from the Plan Administrator
                                                              (i) its Pro Rata share of the Class 4 Fund, and from the
                                                              Litigation Trust, (ii) its Pro Rata beneficial interest in the
                                                              Litigation Trust and right to distribution in respect of fifty percent (50%) of the Net Preference Litigation Proceeds, and
                                                              (iii) its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent
                                                              (25%) of the Net Other Litigation Proceeds upon the terms and conditions set forth in Article VIII of the Plan and in the
                                                              Litigation Trust Agreement. Until distribution to holders of
                                                              Allowed Class 4 General Unsecured Claims, all Class 4 Funds
                                                              shall be held by the Plan Administrator in a separate interest-
                                                              bearing account solely for the benefit of such holders and shall not be commingled with the funds of any other Person or the Litigation Trust. Neither the Debtors nor the Reorganized
                                                              Debtors shall have any interest in any Class 4 Funds.

                                                        o     Estimated Recovery:  5% to 10% plus share of
                                                              undetermined recoveries by the Litigation Trust
Class 5:  Subordinated Claims                           o     Impaired
Estimated Aggregate Allowed Amount:  $0 - $4.7
million                                                 o     On the Effective Date, all Subordinated Claims shall be
                                                              deemed cancelled and extinguished and each holder thereof
                                                              shall not be entitled to, and shall not receive or retain any property under the Plan on account of such Subordinated
                                                              Claims.  Class 5 is deemed to have rejected the Plan and,
                                                              therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan.

                                                        o     Estimated Recovery:  0%

Class 6:  Interests                                     o     Impaired

                                                        o     On the Effective Date, the Interests in SLI, Inc. shall be canceled and each holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on
                                                              account of, such Interests. Class 6 is deemed to have rejected the Plan, and, therefore, holders of Interests are not entitled to vote to accept or reject the Plan.

                                                              Interests in the Debtors other than SLI, Inc. are treated as
                                                              Intercompany Claims under the Plan and are not included in
                                                              Class 6. The Plan provides that Intercompany Claims shall be
                                                              Reinstated and reaffirmed to the extent not otherwise paid in the ordinary course of business in accordance with the terms of any agreement relating thereto.

                                                        o     Estimated Recovery:  0%


         IN THE VIEW OF THE DEBTORS, THE PLAN PROVIDES THE HOLDERS OF CLAIMS WITH THE BEST RECOVERY POSSIBLE. THE PLAN CONTEMPLATES A GREATER POTENTIAL RECOVERY FOR SUCH HOLDERS THAN WOULD BE AVAILABLE IN A CHAPTER 7 LIQUIDATION. ACCORDINGLY, THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF SUCH HOLDERS AND STRONGLY RECOMMEND THAT ALL SUCH HOLDERS ENTITLED TO DO SO VOTE TO ACCEPT THE PLAN.

                                TABLE OF CONTENTS

                                                                                                               Page

EXECUTIVE SUMMARY OF THE PLAN OF REORGANIZATION
OF SLI, INC. AND ITS UNITED STATES SUBSIDIARIES AND AFFILIATES....................................................i
         A.       Background......................................................................................i
         B.       Summary of the Plan.............................................................................i
         C.       Summary of Treatment of Claims and Interests Under the Plan....................................ii
         D.       Summary of Anticipated Distributions Under the Plan............................................ii

I.   INTRODUCTION.................................................................................................1

II.   PLAN VOTING INSTRUCTIONS AND PROCEDURES.....................................................................1
         A.       Definitions.....................................................................................1
         B.       Notice to Holders of Claims and Interests.......................................................2
         C.       Solicitation Package............................................................................3
         D.       Voting Procedures, Ballots and Voting Deadline..................................................3
         E.       Parties in Interest Entitled to Vote............................................................3
         F.       Confirmation Hearing and Deadline for Objections to Confirmation................................4
         G.       Cure Amount Hearing and Deadline for Objections to Cure Amounts.................................5

HISTORY AND STRUCTURE OF THE DEBTORS..............................................................................5
         A.       Business Overview...............................................................................5
         B.       Capital Structure...............................................................................7
         C.       Corporate Structure and Governance..............................................................7
                  1.       Current Corporate Structure............................................................7
                  2.       Biographies of Officers and Directors..................................................9
         D.       Events Leading to the Filing of the Chapter 11 Cases...........................................10

IV.   THE CHAPTER 11 CASES.......................................................................................12
         A.       Commencement of the Cases......................................................................12
         B.       Significant "First Day" Orders.................................................................12
         C.       Postpetition Financing.........................................................................12
                  1.       The Fleet DIP Facility................................................................13
                  2.       Authorization to Use Cash Collateral..................................................13
                  3.       The Replacement DIP Facility..........................................................13
         D.       Appointment of the Creditors' Committee........................................................14
         E.       Operating as Debtors-In-Possession.............................................................14
         F.       Other Material Relief Obtained During the Chapter 11 Cases.....................................15
                  1.       Retention of Debtors' Professionals...................................................15
                  2.       Employee Retention Program............................................................15
                  3.       Disposition of Surplus Property and Rejection of Certain
                           Unexpired Leases and Executory Contracts..............................................15
                  4.       VCH Transaction ......................................................................15
                  5.       Assumption of Modified Executory Contract with Critical Trade Supplier
                           Agilent Technologies, Inc.............................................................15
                  6.       Sale of Power Lighting Products Assets................................................16
                  7.       Insurance.............................................................................16
                  8.       Extensions of Time....................................................................16
                           (a)      Extension of Time to Assume or Reject
                                    Non-Residential Real Property Leases.........................................16
                           (b)      Extension of Exclusive Period................................................16
                           (c)      Extension of Removal Period..................................................16
         G.       Motions for Relief From Stay and Adversary Proceedings.........................................17
         H.       The Debtors' Exploration of Restructuring and Sale Alternatives................................17
         I.       Summary of the Claims Process and Bar Date.....................................................18
                  1.       Claims Bar Date.......................................................................18
                  2.       Schedules and Statements of Financial Affairs.........................................19
         J.       SUMMARY OF THE REORGANIZED DEBTORS' BUSINESS PLAN..............................................19
                  1.       Proposed Corporate Structure of Reorganized Debtors...................................19
                  2.       Business Model........................................................................19
                           (a)      Operating Strategy...........................................................20
                                    (i)     Improve Operating Efficiencies. .....................................20
                                    (ii)    Continue Integration of Operations...................................20
                                    (iii)   Continue Focus on Responsiveness and Product
                                            Quality..............................................................20
                           (b)      Business Strategy............................................................20
                                    (i)     Increase Sales to Existing and New Customers.........................21
                                    (ii)    Introduce New Lighting Technologies..................................21
                                    (iii)   Expand distribution of the Provision product line....................21
                                    (iv)    Diversify Geographic Operations......................................21
                                    (v)     Strategic Alliances..................................................22
                                    (vi)    Products and Markets.................................................22
                           (c)      Lamps........................................................................22
                           (d)      Fixtures.....................................................................22
                           (e)      Miniature Lighting Assemblies................................................22
                           (f)      Employees....................................................................23
                  3.       The Projections.......................................................................23

V.   SUMMARY OF THE PLAN.........................................................................................23
         A.       Overall Structure of the Plan..................................................................23
         B.       Substantive Consolidation......................................................................24
                  1.       Consolidation of the Chapter 11 Cases.................................................24
                  2.       Substantive Consolidation Order.......................................................24
         C.       Classification and Treatment of Claims and Interests...........................................25
                  1.       Unclassified Claims...................................................................25
                           (a)      DIP Facility Claims..........................................................25
                           (b)      Administrative Claims........................................................25
                           (c)      Priority Tax Claims..........................................................26
                           (d)      Intercompany Claims..........................................................26
                  2.       Unimpaired Claims.....................................................................26
                           (a)      Class 1:  Other Priority Claims..............................................26
                           (b)      Class 2:  Other Secured Claims...............................................26
                  3.       Impaired Claims.......................................................................27
                           (a)      Class 3:  Secured Lender Claims..............................................27
                           (b)      Class 4:  General Unsecured Claims...........................................27
                           (c)      Class 5: Subordinated Claims.................................................27
                  4.       Interests.............................................................................27
                           (a)      Class 6:  Interests..........................................................27
                  5.       Special Provision Regarding Unimpaired Claims.........................................28
                  6.       Allowed Claims........................................................................28
         D.       Provisions Governing Distributions.............................................................28
                  1.       Distribution for Claims Allowed as of the Effective Date..............................28
                  2.       Disbursing Agent......................................................................28
                  3.       Delivery of Distributions and Undeliverable or Unclaimed Distributions................28
                           (a)      Delivery of Distributions in General.........................................28
                           (b)      Undeliverable and Unclaimed Distributions....................................29
                  4.       Calculation of Distribution Amounts of New Common Shares; Minimum
                           Distributions.........................................................................29
                  5.       Record Date For Distributions To Holders Of Secured Lender Claims.....................29
                  6.       Prepayment............................................................................29
                  7.       Means of Cash Payment.................................................................29
                  8.       Interest on Claims....................................................................30
                  9.       Cancellation of Existing Securities and Agreements....................................30
                  10.      Withholding and Reporting Requirements................................................30
                  11.      Setoffs...............................................................................30
         E.       The Litigation Trust...........................................................................30
                  1.       The Litigation Trust and the Plan Administrator.......................................30
                  2.       Transfer of Trust Assets to the Litigation Trust......................................31
                  3.       The Litigation Trust..................................................................31
                  4.       Funding of the Litigation Trust    ...................................................31
                  5.       Litigation Trust Reimbursement Obligations............................................31
                           (a)      Preference Litigation Reimbursement Obligation...............................31
                           (b)      Other Litigation Reimbursement Obligation   .................................32
                  6.       Distributions of Trust Assets.........................................................32
                           (a)      Preference Litigation Trust Assets ..........................................32
                           (b)      Other Litigation Trust Assets ...............................................32
         F.       Procedures for Resolving Disputed, Contingent, and Unliquidated Claims.........................32
                  1.       Objection Deadline; Prosecution of Objections.........................................32
                  2.       No Distributions Pending Allowance....................................................32
                  3.       Disputed Claims Reserves..............................................................33
         G.       Treatment of Executory Contracts and Unexpired Leases..........................................33
                  1.       Assumed  and Rejected Contracts and Leases.......................................,,...33
                  2.       Payments Related to Assumption of Executory Contracts and  Unexpired Leases...........33
                  3.       Rejection Damages Bar Date............................................................34
         H.       Post-Consummation Operations...................................................................34
                  1.       Continued Corporate Existence.........................................................34
                  2.       Cancellation of Old Common Shares.....................................................34
                  3.       Certificates of Incorporation and By-laws.............................................34
                  4.       Issuance of New Common Shares.........................................................34
         I.       Revolving Credit Facility......................................................................35
         J.       Directors and Officers.........................................................................35
         K.       Employee Retirement and Stock Option Plans; Employee Group Health Plans .......................35
         L.       Revesting Of Assets; Releases of Liens.........................................................35
         M.       Effectuating Documents; Further Transactions...................................................36
         N.       Preservation of Rights of Action...............................................................36
         O.       Special Provisions Regarding Claims Covered by Insurance.......................................36
         P.       Exemption from Certain Transfer Taxes..........................................................36
         Q.       Professionals..................................................................................37
         R.       Escrows........................................................................................37
         S.       Description of Securities and Instruments to be Issued in Connection with the
                  Plan...........................................................................................37
                  1.       New Common Shares.....................................................................37
                  2.       Rights Offering.......................................................................38
         T.       Conditions Precedent to Confirmation and Consummation of the Plan..............................38
                  1.       Conditions to Confirmation............................................................38
                  2.       Conditions to Effective Date..........................................................38
                  3.       Waiver of Conditions..................................................................39
         U.       Effects of Confirmation........................................................................39
                  1.       Binding Effect........................................................................39
                  2.       Discharge of the Debtors..............................................................39
                  3.       Injunction............................................................................40
                  4.       Releases And Satisfaction Of Subordination Rights.....................................40
                  5.       Debtor Releases.......................................................................41
                  6.       Other Releases........................................................................41
                  7.       Indemnification Obligations...........................................................41
                  8.       Exculpation and Limitation of Liability...............................................42
         V.       Retention of Jurisdiction......................................................................42
         W.       Miscellaneous Provisions.......................................................................43
                  1.       Bar Dates for Certain Claims..........................................................43
                           a.       Administrative Claims........................................................43
                           b.       Professional Fee Claims......................................................44
                  2.       Modifications and Amendments..........................................................44
                  3.       Non-Severability of Plan Provisions...................................................44
                  4.       Successors and Assigns................................................................44
                  5.       Settlement Authority..................................................................44
                  6.       Payment of Statutory Fees.............................................................44
                  7.       Revocation, Withdrawal, or Non-Consummation...........................................45
                  8.       Service of Documents..................................................................45
                  9.       Plan Supplement(s)....................................................................46
                  10.      Term of Injunctions or Stays..........................................................46
                  11.      Creditors' Committee..................................................................46

VI. DESCRIPTION OF THE CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS;
APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS...............................................................47
         A.       General........................................................................................47
         B.       Shareholder ...................................................................................47
         C.       Applicability of Federal and Other Securities Laws.............................................47
                  1.       Offer, Sale and/or Issuance of Plan Securities:  Bankruptcy Code Exemption
                           From Registration Requirements........................................................47
                  2.       Subsequent Transfers of Plan Securities...............................................47
                           a. Federal Securities Laws: Section 1145(c) of the Bankruptcy Code....................47
                           b. Subsequent Transfers of New Common Shares Under State Securities Laws..............48

VII.   CERTAIN FACTORS TO BE CONSIDERED..........................................................................48
         A.       Certain Bankruptcy Considerations..............................................................49
                  1.       Risk of Liquidation Of the Debtors....................................................49
                  2.       Risk Of Non-Confirmation Of Plan; Feasibility.........................................49
                  3.       Non-Consensual Confirmation...........................................................49
                  4.       Risk Of Non-Occurrence Of Consummation Of Plan........................................50
         B.       General Considerations.........................................................................50
                  1.       International Operations..............................................................50
                  2.       Foreign Currencies and Interest Rate Risk.............................................50
                  3.       Customers.............................................................................50
                  4.       Competition...........................................................................51
                  5.       Sources of Raw Materials..............................................................51
                  6.       Environmental Matters.................................................................51
                  7.       Adverse Publicity.....................................................................51
                  8.       Significant Holders...................................................................52
                  9.       Projected Financial Information.......................................................52
                  10.      Absence of Public Market; Market Conditions for New Common Shares.....................52
                  11.      Exchange Act Listing - Potential Reporting Obligations................................52
                  12.      Additional Financing Risk.............................................................52

VIII.    CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN.............................................................53
         A.       Income Tax Consequences to the Debtors.........................................................53
         B.       Income Tax Consequences to Certain Claim Holders...............................................53
         C.       United States Federal Income Tax Consequences of the Litigation Trust..........................55

IX.   FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST...........................................56
         A.       Feasibility of the Plan........................................................................56
         B.       Best Interests Test............................................................................57
         C.       Liquidation Analysis...........................................................................58
         D.       Valuation of the Reorganized Debtor............................................................59
                  1.       Estimated Valuation of Reorganized Debtors............................................59
                  2.       Application of the "Best Interests" Test to the Liquidation Analysis and the
                           Valuation of the Reorganized Debtors .................................................62

X.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN...................................................62
         A.       Alternative Plan of Reorganization.............................................................62
         B.       Liquidation Under Chapter 7 or Chapter 11......................................................63

SOLICITATION; VOTING PROCEDURES..................................................................................63
         A.       Parties-In-Interest Entitled to Vote...........................................................64
         B.       Classes Impaired Under the Plan................................................................64
         C.       Waivers of Defects, Irregularities, Etc........................................................65
         D.       Withdrawal of Ballots; Revocation..............................................................65
         E.       Further Information............................................................................66

XII.   CONFIRMATION HEARING; OBJECTIONS TO CONFIRMATION; RECOMMENDATION..........................................66
         A.       Hearing on and Objections to Confirmation......................................................66
                  1.       Confirmation Hearing..................................................................66
                  2.       Date Set for Filing Objections to Confirmation........................................66

XIII.   RECOMMENDATION AND CONCLUSION............................................................................67

                                TABLE OF EXHIBITS
                                -----------------

Exhibit           Title
-------           -----

   A              Chapter 11 Plan of Reorganization of SLI, Inc.
                  and its United States Subsidiaries and Affiliates

   B              Schedule of Debtors

   C              Schedule of Non-Debtor Affiliates

   D              Liquidation Analysis

   E              Projected Financial Information

   F              Debtors' Corporate Structure at the Petition Date

   G              Reorganized Debtors' Corporate Structure at the Effective Date

                                 I. INTRODUCTION

         The Debtors submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code for use in the solicitation of votes on the Plan. A copy of the Plan is annexed to this Disclosure Statement as Exhibit A.

         This Disclosure Statement sets forth certain information regarding the Debtors' prepetition history, the reasons that the Debtors sought Chapter 11 protection, the significant developments during the Chapter 11 Cases and the anticipated reorganization of the Debtors after consummation of the Plan. This Disclosure Statement also describes the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risks that could affect the Debtors going forward, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims in Impaired Classes must follow for their votes to be counted.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE ARTICLES V AND VII OF THIS DISCLOSURE STATEMENT, ENTITLED "SUMMARY OF THE PLAN" AND "CERTAIN FACTORS TO BE CONSIDERED", RESPECTIVELY.

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS THAT HAVE OCCURRED IN THE CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN INCLUDING FINANCIAL INFORMATION IS WITHOUT ANY INACCURACY OR OMISSION.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS, AND IS NOT TO BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER.

         THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING ANY DEBTOR OR ANY OTHER PARTY, OR BE DEEMED ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

         THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THE COMPANY TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND HOLDERS OF CLAIMS.

                   II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.       Definitions

         Unless otherwise defined, capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Plan.

B.       Notice to Holders of Claims and Interests

         This Disclosure Statement is being transmitted to holders of Impaired Claims that are entitled to vote on the Plan. The primary purpose of this Disclosure Statement is to provide those creditors voting on the Plan with adequate information so that they can make a reasonably informed decision with respect to the Plan prior to exercising their right to vote to accept or to reject the Plan.

         Pursuant to an order dated ________, 2003 (the "Solicitation Procedures Order"), the Court approved the Debtors' solicitation procedures and authorized the Debtors to serve a Notice of Non-Voting Status in lieu of this Disclosure Statement and the Plan to holders of certain claims not entitled to vote on the Plan. The Solicitation Procedures Order directs that the Notice of Non-Voting Status be transmitted to certain holders not entitled to vote on the Plan, including holders of Unimpaired Claims and holders of Impaired Claims against, or Interests in, the Debtors that will receive or retain no distributions or property under the Plan.

         On or about _________, 2003, the Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of Impaired Claims to make an informed judgment with respect to acceptance or rejection of the Plan. This Disclosure Statement contains important information about the Plan, the Debtors' businesses and operations, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases. THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE COURT.

         WHEN AND IF CONFIRMED BY THE COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, WHETHER OR NOT SUCH HOLDERS ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT HOLDERS RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS, ALL HOLDERS OF IMPAIRED CLAIMS WHO ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. NO SOLICITATION OF VOTES MAY BE MADE EXCEPT AFTER DISTRIBUTION OF THIS DISCLOSURE STATEMENT AND NO PERSON HAS BEEN AUTHORIZED TO DISTRIBUTE ANY INFORMATION CONCERNING THE DEBTORS OTHER THAN THE INFORMATION CONTAINED HEREIN.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the projected financial information of the Debtors set forth in Exhibit E hereto (the "Projections") and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtors do not intend to update the Projections. Accordingly, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstances imply that the information in the Plan is correct or complete as of any time subsequent to the date hereof.

         THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND THUS HAS NOT BEEN DETERMINED TO BE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

C.       Solicitation Package

         Accompanying this Disclosure Statement are copies of (i) the Plan (Exhibit A), (ii) the notice of the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider the confirmation of the Plan, and the time for filing objections to the confirmation of the Plan (the "Confirmation Hearing Notice"), and, if applicable, (iii) one or more Ballots (and return envelopes) to be used in voting to accept or reject the Plan. If you did not receive a Ballot in your package and believe that you should have, please contact the Claims and Balloting Agent at the address or telephone number set forth in subsection D below.

D.       Voting Procedures, Ballots and Voting Deadline

         After carefully reviewing the Plan, this Disclosure Statement and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided so that it is RECEIVED by the Voting Deadline.

         Each Ballot has been coded to reflect the Class (or subclass) of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot sent to you with this Disclosure Statement.

         FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE, AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT, AND RECEIVED NO LATER THAN (EASTERN TIME) (THE "VOTING DEADLINE") BY LOGAN & COMPANY, INC., 546 VALLEY ROAD, UPPER MONTCLAIR, NEW JERSEY 07043 (THE "CLAIMS AND BALLOTING AGENT"). DO NOT RETURN ANY DEBT INSTRUMENTS WITH YOUR BALLOT.

         If you have any questions about (i) the procedure for voting your Claim or with respect to the packet of materials that you have received, or (ii) if you wish to obtain, at your own expense (unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Claims and Balloting Agent at the following address:

                           Logan & Company, Inc.
                           546 Valley Road
                           Upper Montclair, New Jersey  07043
                           Att'n:  SLI, Inc.
                           Tel: (800) xxx-xxxx
                           Fax:  (973) 509-3191

         FOR FURTHER INFORMATION AND INSTRUCTIONS ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE ARTICLE XI OF THIS DISCLOSURE STATEMENT ENTITLED "SOLICITATION; VOTING PROCEDURES."

E.       Parties in Interest Entitled to Vote

         Under Bankruptcy Code section 1124, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

         In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

F.       Confirmation Hearing and Deadline for Objections to Confirmation

         Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Court has scheduled a hearing on confirmation of the Plan (the "Confirmation Hearing") to commence on , 2003 at (Eastern time), or as soon thereafter as counsel may be heard, before the Honorable Mary
F. Walrath, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Court has directed that objections, if any, to confirmation of the Plan must be filed with the clerk of the Court and served so that they are RECEIVED on or before ________, 2003 at 4:00 p.m. Eastern time by:

Counsel for the Debtors:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  P.O. Box 636
                  Wilmington, Delaware 19899-0636
                  Attn: Gregg M. Galardi, Esq.

United States Trustee:

                  Office of the United States Trustee
                  844 North King Street, Suite 2313
                  Wilmington, Delaware  19801
                  Attn:    Mark S. Kenney, Esq.

Counsel to the Creditors' Committee:

                  Pepper Hamilton, LLP
                  100 Renaissance Center
                  36th Floor
                  Detroit, Michigan  48243-1157
                  Attn:    Robert S. Hertzberg, Esq.

                           -  and  -

                  Pepper Hamilton, LLP
                  1201 Market Street
                  Suite 1600
                  P.O. Box 1709
                  Wilmington, Delaware  19899-1709
                  Attn:    David M. Fournier, Esq.

Counsel to the Agent for the Prepetition and Postpetition Secured Lenders

                  Mayer, Brown, Rowe & Maw
                  1675 Broadway
                  New York, New York  10019-5820
                  Attn:    Brian Trust, Esq.
                           William D. Gardner, Esq.

                           -  and  -

                  Buchanan Ingersoll Professional Corporation
                  1201 N. Market Street
                  Suite 1501
                  Wilmington, Delaware  19801
                  Attn:    Margaret Manning, Esq.
                           Selinda A. Melnik, Esq.

Counsel for the Investors

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Attn:    Dennis F. Dunne, Esq.
                           Risa M. Rosenberg, Esq.

                           - and -

                  Morris Nichols Arsht & Tunnell
                  1201 North Market Street
                  P.O. Box 1347
                  Wilmington, Delaware 19899-1347
                  Attn:    Robert J. Dehney, Esq.
                           Daniel Butz, Esq.

         The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at such hearing or at any subsequent adjourned hearing date. Objections to the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan other than objections to the fixing of maximum cure amounts due as a result of the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan will be considered at the Confirmation Hearing. All objections to the fixing of cure amounts are governed by the following section and will be heard at the Cure Amount Hearing (as defined below).

G.       Cure Amount Hearing and Deadline for Objections to Cure Amounts

         Pursuant to Bankruptcy Code sections 365 and 1123(b)(2), the Bankruptcy Court has scheduled a hearing on the fixing of cure amounts due as a result of the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan (the "Cure Amount Hearing") to commence on , 2003 at (Eastern time), or as soon thereafter as counsel may be heard, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Court has directed that objections, if any, to the fixing of cure amounts due as a result of the assumption and assignment of executory contracts and unexpired leases pursuant to the Plan must be filed with the clerk of the Court and served so that they are RECEIVED on or before _____ 2003 at 4:00 p.m. Eastern time by the parties identified in section F above.

         The Cure Amount Hearing may be respectively adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at such hearing or at any subsequent adjourned hearing date.

                    III. HISTORY AND STRUCTURE OF THE DEBTORS

A.       Business Overview

         The Debtors and their non-debtor subsidiaries and affiliates (collectively, the "Company") together comprise one of the world's largest full-line lighting companies. The Company serves a diverse, international customer base that includes some of the leading automotive companies, as well as companies in other industries. The Company operates 30 manufacturing plants, sales offices and distribution facilities in more than 28 countries around the world, including five manufacturing plants in the United States. Through strategic acquisitions and mergers, the Company grew from a specialized U.S. manufacturer and supplier of miniature lighting products into a leading vertically integrated manufacturer and supplier of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, miniature incandescent, neon, light emitting diodes, and special lamps), fixtures and fiber optic lighting systems.

          As of December 30, 2001, the Company's global operations employed over 8,400 employees with approximately 400 persons in the United States. International operations accounted for 80.5% and 79.4% of the Company's net revenue for the six months ending June 30, 2002 and the fiscal year ending December 30, 2001, respectively. As of September 9, 2002, the Company had worldwide assets of $816.5 million and $729.9 million of liabilities at net book value.

         The Company is organized into two primary operating segments, Miniature Lighting and General Lighting. An overview of the business and history of each segment is set forth below.

         1.       Miniature Lighting

         Miniature Lighting is a vertically integrated manufacturer and supplier of a wide variety of miniature lighting products used in the automotive, electronics, communication, appliance and aviation industries. The Company's miniature lighting assemblies are used in various product applications, including automobile message centers, and aviation and telecommunications status arrays. With manufacturing facilities throughout North America and Europe, Miniature Lighting is one of the top five manufacturers of miniature lamps in the world.

         Miniature Lighting began in 1973 as a small neon bulb manufacturer. In 1992, Miniature Lighting acquired Chicago Miniature Lamp and subsequently took on the Chicago Miniature Lamp name. Two years later, Miniature Lighting acquired Industrial Devices, Inc. ("IDI") which was located in New Jersey. Thereafter, Miniature Lighting continued its growth with the acquisitions of several other facilities in North America and Europe. In 1995, Miniature Lighting acquired Plastomer, a miniature lighting manufacturer in Canada, a manufacturing facility in Costa Rica and Fredon, a tool shop in Newton, New Jersey. Later, Miniature Lighting also acquired ALBA, a manufacturer of incandescent lamps and socket assemblies in Bamberg, Germany in 1996. In 1998, Miniature Lighting acquired VCH, an incandescent lamp manufacturer in the United Kingdom and Socop, a manufacturer of automotive interior lighting assemblies in France. In 2000, Miniature Lighting acquired EBT, a manufacturer of LED electronics assemblies in Germany. After each acquisition Miniature Lighting absorbed the corporate overhead of the acquired operations.

         Through its North America ("MLNA") and European ("MLEU") operations, Miniature Lighting runs as a separate, autonomous business from the General Lighting division of SLI, which manufactures and sells lamps and fixtures mainly in Europe and Latin America. The Debtors which comprise the Miniature Lighting business include SLI, Inc., Chicago Miniature Optoelectronic Technologies, Inc., Electro-Mag International, Inc., and CML Air, Inc. None of the companies which comprise the MLEU operations are Debtors in the Chapter 11 Cases.

         2.       General Lighting

         General Lighting is a vertically integrated designer, manufacturer, and distributor of lighting solutions, lamps, and fixtures, including flourescent ceiling mounted fixtures, accent and decorative fixture lines, downlights and spotlights, and high performance lighting fixtures for art galleries and museums. General Lighting has 20 manufacturing facilities throughout Europe and Latin America and one distribution facility in the United States. This segment produces a wide range of lamp and fixture products to wholesalers, OEMs, retailers, architects, designers and contractors.

         General Lighting has grown through a combination of organic growth and acquisitions into a leading provider of lighting solutions in the European, Latin America and Asian markets. The business dates back to the early twentieth century when the Poor Brothers started the HyGrade Incandescent Lamp Company that later became Sylvania Electric Products. In 1959, GTE acquired Sylvania Electric Products. From 1959 to 1993, under GTE's control, the business grew from its base in the U.S. to a business with operations in Europe, Australia, and Latin America.

         In 1993, GTE divested the Sylvania business. The North American business, including the Sylvania trade name for use in the U.S., Canada, Mexico and Puerto Rico was sold to Osram Acquisition Corporation, a division of Siemens AG now known as Osram Sylvania, Inc. ("Osram"). The remaining operations, including the Sylvania trademark for use elsewhere in the world, were acquired by CVC Capital Partners and established as Sylvania Lighting International. In 1997, Chicago Miniature Lamp, Inc. ("CML") acquired Sylvania Lighting International, and in 1998, CML changed its name to SLI, Inc. Since being acquired by CML, the business has been expanded by key strategic acquisitions that have broadened the product line and offerings of SLI. The Debtors that comprise the General Lighting business include SLI, Inc., SLI Lighting Solutions, Inc., Chicago Miniature Lamp-Sylvania Lighting International, Inc., SLI Lighting Products, Inc., and SLI Lighting Company. None of the General Lighting companies from outside the United States are Debtors in the Chapter 11 Cases.

B.       Capital Structure

         The Debtors' capital structure consists of a single secured prepetition credit facility, as well as a postpetition credit facility described in subsection E below. The Debtors are party to a Second Amended and Restated Credit Agreement, dated October 29, 1999 (as amended, the "Prepetition Credit Facility") among Fleet National Bank, as Administrative Agent (the "Agent") for a syndicate of lender parties thereto (the "Prepetition Lenders"). SLI is the borrower under the Prepetition Credit Facility. The other Debtors, as well as various of the Debtors' non-debtor subsidiaries and affiliates, are guarantors under the Prepetition Credit Facility. As of September 9, 2002, the Company owed approximately $367 million plus interest under the Prepetition Credit Facility, which amounts are secured by all or substantially all of the Company's United States assets and certain assets outside of the United States. The Debtors understand that the Investors collectively hold approximately 90% of the face amount of the prepetition debt outstanding under the Prepetition Credit Facility. The Company has not issued any bonds or other debt securities. In a lawsuit pending in the United States District Court for the Southern District of New York, Banca Nazionale del Lavoro, S.p.A. ("BNL") has alleged that the Company is party to four promissory notes issued to BNL in an aggregate amount of $10,000,000, dated on or about March 1, 2002 (the "BNL Notes"). The Company disputes its alleged liability under the BNL Notes.

         As of June 30, 2002, SLI had over 33 million shares of common stock outstanding. SLI has no shares of preferred stock outstanding.

C.       Corporate Structure and Governance

         1.       Current Corporate Structure

         SLI is the direct parent company of six of the other Debtors in the Chapter 11 Cases. SLI Lighting Company is a subsidiary of SLI Lighting Products, Inc. The chart below identifies each Debtor, its state of incorporation, and its current officers and directors.

Debtor   Entity        State of             Officers                                      Directors
                       Incorporation
SLI, Inc.              Oklahoma             Frank M. Ward:  President, Chief              Frank M. Ward
                                                   Executive Officer                         (Chairman)
                                            Robert J. Mancini: Executive Vice             Frederick Howard
                                                   President, Chief Financial Officer,    Donald Dewsnap
                                                   Treasurer                              John Booker
                                            Stephen N. Cummings: Executive                Frederick Kundhal
                                                   Vice President, Secretary              M. Barrington Hare
                                            Raymond E. Dombrowski: Chief
                                                    Restructuring Officer
                                            Brian C. Whittman: Assistant
                                                    Restructuring Officer
                                            Jay Bradford: Assistant
                                                    Restructuring Officer
                                            Brian Burns: Assistant
                                                    Restructuring Officer

Chicago                Delaware             Frank M. Ward: President                      Frank M. Ward
Miniature                                   Robert J. Mancini: Vice President,
Optoelectronic                                  Treasurer
Technologies,                               Paul Flynn: Executive Vice President
Inc.                                        Stephen N. Cummings: Secretary
Electro-Mag            Delaware             Frank M. Ward: President                      Frank M. Ward
International, Inc.                         Robert J. Mancini: Vice President,
                                                Treasurer
                                            Stephen N. Cummings: Secretary
Chicago-               Delaware             Frank M. Ward: President                      Frank M. Ward
Miniature Lamp-                             Robert J. Mancini: Vice President,
Sylvania                                        Treasurer
Lighting                                    Paul A. Flynn: Executive Vice
International, Inc.                              President
                                            Stephen N. Cummings: Secretary
SLI Lighting           Delaware             Frank M. Ward: President                      Frank M. Ward
Products, Inc.                              Robert J. Mancini: Vice President,
                                                Treasurer
                                            Jeffrey Linden: Vice President
                                            Stephen N. Cummings: Secretary
SLI Lighting           Delaware             Frank M. Ward: President                      Frank M. Ward
Company                                     Robert J. Mancini: Vice President,
                                                Treasurer
                                            Stephen N. Cummings: Secretary
SLI Lighting           North Carolina       Frank M. Ward: President                      Frank M. Ward
Solutions, Inc.                             Robert J. Mancini: Vice President,
                                                Treasurer
                                            Stephen N. Cummings: Secretary
CML Air, Inc.          New Hampshire        Frank M. Ward: President                      Frank M. Ward
                                            Robert J. Mancini: Vice President,
                                                Treasurer
                                            Stephen N. Cummings: Secretary
---------------------  -------------------- --------------------------------------------- ------------------------------

         2.       Biographies of Officers and Directors

         Frank M. Ward has served as President and Chief Executive Officer and Chairman of the Board of Directors of the Company and its predecessor, Xenell Corporation, since 1985. Mr. Ward received a Bachelor of Science degree in Electrical Engineering from Northeastern University and has completed post graduate studies in physics and metallurgy.

         Robert J. Mancini joined the Company in February 1998 and was appointed Executive Vice President of Finance and Chief Financial Officer in November 2001. In addition, Mr. Mancini held the position of Treasurer from September 1998 to November 2001. Prior to joining the Company Mr. Mancini was Assistant Treasurer of Hasbro, Inc. (1986 to 1998), a toy manufacturing company, where he was responsible for foreign exchange, cash management and capital markets. Mr. Mancini has a Bachelor of Science degree in Accounting from Boston College.

         Stephen N. Cummings joined the Company in August 1999 and was appointed Executive Vice President of Finance and Tax in September 2001. From 1999 to 2001, he held the position of Corporate Tax Director. Prior to joining the Company, Mr. Cummings was Treasurer and Director of Taxes at ENSR Corporation (1990-1999), an engineering and consulting firm. Mr. Cummings has also worked for the IRS and Wiss & Co. Mr. Cummings has a Bachelor of Business Administration degree in Accounting and Finance from Pace University.

         Raymond E. Dombrowski, Jr. has been the Company's Chief Restructuring Officer since September 9, 2002. Mr. Dombrowski is also a Managing Director of Alvarez & Marsal, Inc. ("A&M"), a nationally-recognized turnaround consulting firm, with more than 15 years of restructuring experience. Mr. Dombrowski holds a B.S. degree (with high honors) from the United States Merchant Marine Academy, a J.D. degree (with honors) from Temple University, and an LL.M. (Taxation) degree from Temple University.

         Brian C. Whittman has been an Assistant Restructuring Officer of the Company since September 9, 2002 and is a Director of A&M. He has B.A. degrees in Finance and in Accountancy from the University of Illinois. He is a Certified Public Accountant (CPA), a Certified Turnaround Professional (CTP), and a member of the Turnaround Management Association and the American Institute of Certified Public Accountants.

         Jay Bradford has been an Assistant Restructuring Officer of the Company since September 9, 2002 and a Director with A&M. Mr. Bradford earned his bachelor's degree in Accountancy from the University of Illinois and he earned a MBA from the University of Texas at Austin. He is a Certified Public Accountant.

         Brian Burns has been an Assistant Restructuring Officer of the Company since September 9, 2002 and is an Associate with A&M. He holds a B.B.A. in accounting for the University of Iowa, is a Certified Public Accountant, and a member of the American Institute of Public Accountants and the Turnaround Management Association.

         Paul A. Flynn is President of SLI Miniature Lighting - North America. On March 1, 2002, Mr. Flynn was appointed to the position of President of SLI Miniature Lighting - Europe. Previously, Mr. Flynn served as Vice President of SLI Miniature Lighting - North America from 1994 to 1999. From 1992 to 1994, Mr. Flynn was the Director of Sales and Marketing for Industrial Devices, Inc. ("IDI"), which was acquired by the Company in 1994. Prior to such time, he was the National Sales Manager of IDI from 1987 to 1992. Mr. Flynn earned a Bachelor of Arts degree in Marketing from Fairfield University.

         Jeffrey Linden joined GTE in October 1972 and held numerous financial management positions. In January 1993, GTE sold the international operations of its Electrical Products business to a group of European private investors (Sylvania Lighting International). At that time, Mr. Linden was appointed Controller-Latin America. In November 1997, shortly after Chicago Miniature Lamp purchased the business, he was appointed Controller- International. He was named Controller-The Americas for General Lighting in July 1999. Mr. Linden has a Bachelor of Business Administration degree in Accounting from the University of Miami.

         John A. Booker is a director of SLI. Mr. Booker has been the President of JAB Investments (International), an international professional consulting firm, since 1987. Mr. Booker is a professional consultant and chairman working within a range of business sectors internationally, which require hands on restructuring, support and direction. For two years, he was Chairman of Chicago Miniature Lamp, Inc. until the time of its sale to the Company in 1992. He was also chairman of VCH (United Kingdom) from 1991 to 1995. Mr. Booker studied Mechanical Engineering in the Royal Navy and holds a Masters of Business Administration degree from Wright State University, Ohio. In March, 2003, Mr. Booker and M. Barrington Hare were appointed as interim management to oversee the Company's foreign operations.

         Donald S. Dewsnap is a director of SLI. Mr. Dewsnap has been Chairman of Norlico Corp., a supplier of engineered chemical dispense systems to industrial users, since 1977. Prior thereto he was involved in industrial research at Arthur D. Little Corp. and spent fourteen years with GTE Sylvania Lighting Division in various product marketing, management and sales engineering positions. Mr. Dewsnap holds a Bachelor of Arts degree from Merrimack College.

         Frederick B. Howard is a director of SLI. Mr. Howard had been, until his initial retirement in June 1997, Vice President and General Manager of Electronic Control Systems, a division of Osram Sylvania Inc., since its formation in June 1996. From 1994 until 1996, he was Vice President and General Manager of Osram Sylvania Glass Technologies. Other positions held during his 35-year tenure with GTE Sylvania include Vice President of marketing for the Sylvania Lighting Division - U.S., Vice President of Lighting Special Products, and Vice President, Latin America, for International Lighting. Mr. Howard was appointed Executive Vice President of the Company in September 1998 and served in this capacity until his retirement in September 2000. Mr. Howard holds a B.A. degree in economics from Babson College.

         Fredric C. Kundahl is a director of SLI. Mr. Kundahl is the President of Sorenson Lighted Controls Inc., and Executive Vice President of Wes-Garde Components Group, Inc. He has been associated with these companies for over 33 years. Wes-Garde was ranked 29th in the 2001 listing of the top 50 Electronic Distributors as compiled by EBN. Mr. Kundahl studied business administration at the University of Hartford.

         M. Barrington Hare is a director of SLI. Mr. Hare is the former President of SLI Miniature Lighting- Europe, a division formed by the amalgamation of Alba (Germany), Socop (France) and VCH (United Kingdom), subsidiaries of the Company. Mr. Hare was a Director and Chief Executive Officer of VCH at the date of acquisition, having headed the management buy-out of the USA and UK lamp interests of General Instrument Corporation in 1987. Mr. Hare retired from the Company on March 1, 2002. Prior to that date he served for 13 years as General Manager and Vice President of the General Instrument Lamp Division responsible for the USA and UK businesses. Prior thereto he was involved in various financial roles in diverse businesses both in Germany and the UK. Mr. Hare is a Fellow of the UK Association of Certified Accountants and a past member of the Institute of Taxation. In March, 2003, Mr. Hare and John A. Booker were appointed as interim management to oversee the Company's foreign operations.

D.       Events Leading to the Filing of the Chapter 11 Cases

         Over the past several years, the Company has grown its business operations through a number of acquisitions, including several small manufacturers. Many of these acquisitions were financed with cash from the Prepetition Credit Facility. In January 2001, the Company acquired EBT, a European distributor of light emitting diode products, for approximately $10 million in cash and 200,000 shares of common stock. Effective September 2000, the Company purchased certain assets of a UK based lampglass manufacturer for approximately $18 million in cash. In July, 2000, the Company acquired certain business lines from Emess Plc. in July, 2000 for approximately $102 million plus the assumption of certain liabilities. In 1999, the Company acquired 4 companies for approximately $7.5 million in cash plus shares of common stock valued at a total of approximately $21.1 million and the assumption of approximately $2.5 million of liabilities. In 1998, the Company acquired 6 companies for approximately $31.9 million in cash plus shares of common stock valued at approximately $21.0 million and the assumption of approximately $27 million in liabilities. In 1997, the Company acquired 4 companies for approximately $187.1 million in cash and the assumption of approximately $1.4 million of liabilities.

         Certain of these acquisitions proved to be less profitable than anticipated, resulting in decreased cash flows. Additionally, the Company's profitability and liquidity have suffered from, among other things, the decline of the U.S. dollar in recent quarters, general market pricing pressures, economic slowdowns in certain foreign markets, distribution of dividends, and stock repurchase programs. As a result of the foregoing, the Company commenced a program in March, 2001 to restructure its business operations. The Company's restructuring program focused on improve profitability through cost reductions in connection with acquired businesses and divestitures of non-core products and assets. Several prepetition restructuring transactions undertaken by the Company are summarized below.

         1.       Power Lighting Products

         At one time, the Company manufactured and sold lighting ballast and related products through its Power Lighting Products ("PLP") division from facilities in El Paso, Texas and Juarez, Mexico. As a result of a shift in corporate strategy, the Company marketed the PLP business for sale as a going concern. The Company was unable to sell the PLP division as a going concern, and closed the business in May, 2001. The Company sold most of the equipment and other assets of the PLP division at public auction in August, 2002, and has sold or abandoned the remainder since filing for bankruptcy. The Company continues to market for sale the real estate located in Juarez, Mexico.

         2.       Emess Design Sale Transaction

         In April, 2002, SLI Lighting Company sold certain assets and properties to Emess Design Group LLC ("Emess Design"). Emess Design remains a tenant in a building owned by SLI Lighting Company in Ellwood City, Pennsylvania. Emess Design has refused to pay certain installment payments due to the Company under a promissory note (the "Emess Note") and asserts that it has set off such payment obligations against amounts allegedly due to it from the Company. The Company is investigating its claims against Emess Design.

         As a result of the sustained economic slowdown during 2001 and 2002 and the costs associated with restructuring, the Company's liquidity situation continued to worsen notwithstanding the Company's continuing restructuring efforts. Thus, during the second quarter of 2002, the Company defaulted on certain covenants under the Prepetition Credit Facility. The Company was granted a series of waivers of its defaults, but the final waiver expired on June 30, 2002. On July 1, 2002, the Company defaulted on a principal payment obligation but entered into a certain Waiver and Forbearance Agreement, dated July 1, 2002 (the "Forbearance Agreement"), which granted the Company a waiver of certain covenants and forbearance from its principal payment default. On July 31, 2002, the Forbearance Agreement expired, and the Company was not granted a further an extension of the Forbearance Agreement or any waivers from the Prepetition Lenders.

         In addition, during June 2002, BNL filed a complaint in the United States District Court for the Southern District of New York against the Company for payment of all outstanding amounts under the BNL Notes. The Company disputes the claims made by BNL. The action filed by BNL has been stayed as a result of the commencement of the Chapter 11 Cases.

         The Company has also been involved in a trademark dispute with Osram. In 1992, as part of the allocation of rights to the Sylvania trademarks, Osram and Edil International (Holding) B.V., a Netherlands Corporation ("Edil"), one of the Company's non-Debtor Subsidiaries, entered into an allocation agreement. Prior to the Petition Date, Osram informed the Company that, in Osram's opinion, Edil has breached the allocation agreement by, among other things, failing to protect the Sylvania trademark in certain jurisdictions. Osram contends that it is therefore entitled to the transfer of the worldwide portfolio of Sylvania trademarks and damages. The Company disputes Osram's allegations. Osram has moved before the Bankruptcy Court for relief from the automatic stay to proceed with an international arbitration proceeding against Edil. The Debtors have opposed Osram's motion. The motion remains pending as of the date of this Disclosure Statement.

         These factors exacerbated the Company's liquidity crisis, leading to the commencement of the Debtors' Bankruptcy Cases described below.

                            IV. THE CHAPTER 11 CASES

A.       Commencement of the Cases

         On September 9, 2002, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the District of Delaware. Since the Petition Date, the Debtors have continued to operate their businesses and manage their affairs as debtors-in-possession, subject to supervision of the Court and in accordance with the Bankruptcy Code. The Court has been jointly administering the Debtors' bankruptcy cases for procedural purposes only.

         An immediate effect of the filing of the Debtors' bankruptcy petitions is the imposition of an automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by creditors, the enforcement of liens against property of the Debtors and the continuation of litigation against the Debtors. This relief provides the Debtors with the "breathing room" necessary to assess and reorganize their business. The automatic stay remains in effect, unless modified by the Court, until the consummation of a plan of reorganization.

B.       Significant "First Day" Orders

         Upon the filing of the Debtors' Chapter 11 bankruptcy petitions, the Debtors are authorized to operate their businesses as debtors-in-possession. As is customary in large Chapter 11 cases, the Debtors sought and obtained a number of "first day" orders from the Court at the commencement of the Chapter 11 Cases that have been of particular importance in the operation and stabilization of the Debtors' businesses, including orders that:

         o authorized the continued maintenance of the Debtors' bank accounts, continued use of existing business forms, and continued use of their consolidated cash management system;

         o authorized payments to employees of accrued prepetition wages, salaries and benefits and payment of withholding taxes, social security taxes and other payroll taxes;

         o granted administrative expense status to trade obligations arising from postpetition delivery of goods, and authorized the payment of such expenses in the ordinary course of business;

         o prohibited utilities from altering, refusing, or discontinuing service to the Debtors' facilities, and established procedures for determining requests for additional adequate assurance;

        o authorize the employment and compensation of ordinary course professionals;

        o authorize the retention of a claims, noticing and balloting agent;

        o waived the investment and deposit requirements under Bankruptcy Code section 345;

        o authorized the Debtors to honor and continue certain customer programs and practices; and

        o authorized the Debtors to pay the prepetition claims of certain critical vendors and other creditors.

C.       Postpetition Financing

         1.       The Fleet DIP Facility

         At the time that the Chapter 11 Cases were commenced, the Company determined that it was in the best interests of the Company and its creditors to obtain a commitment for debtor-in-possession financing providing for additional borrowing capacity and the use of cash that constitutes cash collateral under section 363 of the Bankruptcy Code. Such financing would ensure sufficient liquidity and working capital for the Company to conduct its businesses during the Chapter 11 Cases and instill confidence in customers, critical vendors and employees that the Company would continue as a going concern. Accordingly, upon commencing these cases, the Debtors sought and obtained interim authority to enter into a debtor-in-possession financing facility (the "Fleet DIP Facility") with Fleet National Bank as administrative agent (the "Agent") and a syndicate of financial institutions consisting of a subset of the Prepetition Lenders (collectively, the "DIP Lenders"). Final authority to enter into the Fleet DIP Facility was granted by the Bankruptcy Court on October 24, 2002. The Fleet DIP Facility provided for a revolving credit and guarantee facility in an aggregate principal amount not to exceed $35 million, comprised of (i) a committed United States facility in an aggregate amount not to exceed $25 million and (ii) a discretionary controlled disbursement non-United States facility in an aggregate amount not to exceed $10 million. The Fleet DIP Facility provided for a maturity date of April 30, 2003.

         Under the terms of the Fleet DIP Facility, to secure the repayment of the borrowing and all other obligations arising under the Fleet DIP Facility, the Debtors granted the DIP Lenders first priority liens on substantially all of their assets, junior only to other valid liens existing on the Petition Date. Obligations under the Fleet DIP Facility were also granted "superpriority" claim status under section 364(c)(1) of the Bankruptcy Code, meaning that they have priority over all other administrative expenses. The liens and claims granted to the DIP Lenders are junior to the fees and expenses of the Office of the United States Trustee under 28 U.S.C. ss. 1930 and the Clerk of the Bankruptcy Court, as well as to a carve-out amount not to exceed $1,000,000.00 for the fees and disbursements of the professionals of the Debtors and the Creditors' Committee incurred after an event of default under the Fleet DIP Facility. The Fleet DIP Facility also contained covenants, representations and warranties, events of default, and other terms and conditions typical of credit facilities of a similar nature. The Fleet DIP Facility required that, if any borrowings thereunder were made, initial borrowings had to be sufficient to, and utilized to, pay all obligations to the Prepetition Secured Lenders in full. The Fleet DIP Facility also provided for the payment of a fee of $3 million upon the termination of the facility (the "Fleet Termination Fee"). Prior to the repayment of the Fleet DIP Facility described below, the Company had borrowed approximately $15 million thereunder.

         2.       Authorization to Use Cash Collateral

         The cash that SLI had on hand as of the Petition Date, and substantially all cash received by such Debtors during the Chapter 11 Cases, constitutes "Cash Collateral" of the Prepetition Secured Lenders. Cash collateral is defined in section 363 of the Bankruptcy Code and includes, but is not limited to, "cash, negotiable instruments, documents of title, securities, deposit accounts, . . . other cash equivalents . . . and . . . proceeds, products, offspring, rents or profits of property subject to a security interest
.. . . ." 11 U.S.C. ss. 363(a). Under the Bankruptcy Code, the Debtors are
prohibited from using, selling, or leasing Cash Collateral unless either the appropriate creditor(s) consent or the Bankruptcy Court, after notice and a hearing, authorizes such action. Accordingly, as part of the Fleet DIP Facility, the Debtors obtained authority to use the Cash Collateral to pay current operating expenses subject to the terms of a budget agreed upon by the Debtors and the Pre-Petition Secured Lenders. Such use of Cash Collateral is essential to the Debtors' continued viability.

         3.       The Replacement DIP Facility

         Subsequent to the approval of the Fleet DIP Facility, the Company engaged in extensive negotiations with representatives of M Capital, LLC in respect of a transaction for the acquisition by M Capital, LLC or an affiliate of substantially all of the assets of the Miniature Lighting business. During this time, and pursuant to the terms of the Fleet DIP Facility, the maximum amount available thereunder was reduced to an amount approximately equal to the outstanding amount of the Company's borrowings, thus denying the Debtors the ability to borrow additional funds thereunder. The Company therefore solicited expressions of interest from a number of potential lenders for a new debtor-in-possession financing agreement to replace the Fleet DIP Facility. After considering several financing proposals, the Company sought approval of a replacement facility to be funded by M Capital LLC. Prior to the hearing seeking interim approval of this financing proposal, Fleet National Bank and certain of the lenders under the Fleet DIP Facility reached agreement with M Mini Funding, LLC ("M Funding") to jointly participate in extending a replacement facility to the Debtors (the "Replacement DIP Facility"). The Bankruptcy Court approved the Replacement DIP Facility on an interim basis on February 20, 2003 and on a final basis on March 12, 2003. The Debtors closed on the Replacement DIP Facility shortly after interim approval was granted, and have drawn approximately $23 million thereunder as of the date of this Disclosure Statement. The proceeds of the Debtors' borrowings under the Replacement DIP Facility have been utilized to pay, among other things, the outstanding balance of the Fleet DIP Facility and the Fleet Termination Fee.

         Many key terms of the Replacement DIP Facility are identical to the terms of the Fleet DIP Facility, including interest rate, events of default, and cash collateral use. The following terms are different under the Replacement DIP Facility.

                  a.       Maturity Date

         Under the Replacement DIP Facility, the maturity date is June 30, 2003, and may be extended to September 30, 2003.

                  b.       Fees

         Under the Replacement DIP Facility, the Debtors are responsible to pay a $500,000 termination fee. To extend the maturity of the Replacement DIP Facility to September 30, 2003, the Debtors must pay an extension fee of $250,000. A $100,000 commitment fee has been paid by a non-debtor affiliate of the Debtors.

                  c.       Committed Amount

         Under the Replacement DIP Facility, as amended and modified, the committed, non-discretionary amount available to the Debtors is $30,000,000, and an additional $5,000,000 may be made available in the discretion of the lenders thereunder.

                  d.       363 Transaction Filing Deadline

         The Replacement DIP Facility did not require the Debtors to file by February 15, 2003 a motion to approve sale transaction for either Miniature Lighting or General Lighting. As noted below in section H, the Debtors filed on March 1, 2003 motions to approve sales transactions for each of Miniature Lighting and General Lighting.

D.       Appointment of the Creditors' Committee

         On September 23, 2002, the Office of the United States Trustee (the "U.S. Trustee") formed the official committee of unsecured creditors (the "Creditors' Committee"). The Creditors' Committee is currently comprised of BNL, Osram Sylvania Products, Inc., Tek-Tron Enterprises, Inc., Manufacturas Estampadas, S.A. De C.V., and Dong Sung Ind. Co. The Creditors' Committee retained KPMG LLP as their financial advisors and the law firm of Pepper Hamilton LLP as its bankruptcy counsel. Since the Petition Date, the Debtors and their advisors have been in frequent, regular contact with the Creditors' Committee and its legal advisors.

E.       Operating as Debtors-In-Possession

         The Debtors' management and professionals have spent considerable time and energy responding to the many demands placed on the Debtors as debtors and debtors-in-possession. The Debtors have thus filed initial and amended schedules of assets, liabilities and executory contracts and their statements of financial affairs. The Debtors have also caused notice of the commencement of the Chapter 11 Cases and notice of the general claims bar date to be sent to all parties-in-interest. The Debtors have also submitted monthly operating reports to the U.S. Trustee and conferred with representatives of the U.S. Trustee's Office. The Debtors and the Creditors' Committee also have negotiated and resolved a variety of issues that have arisen throughout the Chapter 11 Cases.

F.       Other Material Relief Obtained During the Chapter 11 Cases

         In addition to the first day relief sought in the Chapter 11 cases, the Debtors have sought authority with respect to a multitude of matters designed to assist in the administration of the Chapter 11 Cases, to maximize the value of the Debtors' estates, and to provide the foundation for the Debtors' emergence from Chapter 11. Set forth below is a brief summary of certain of the principal motions the Debtors have filed during the pendency of the Chapter 11 Cases.

         1.       Retention of Debtors' Professionals

         During the Chapter 11 cases, the Bankruptcy Court has authorized the retention of various professionals by the Debtors, including: (i) Skadden, Arps, Slate, Meagher & Flom LLP and its affiliated law practice entities as bankruptcy counsel; (ii) Alvarez & Marsal, Inc. as restructuring advisor; (iii) FTI Consulting, Inc. as financial advisor; (iv) PricewaterhouseCoopers Securities as investment advisor; (v) Bingham McCutchen LLP as international and corporate counsel; (vi) Ernst & Young, LLP as auditor and tax consultant; and (vii) Asset Appraisal Corporation to aid in the liquidation of certain non-core assets.

         2.       Employee Retention Program

         On October 3, 2002, the Debtors filed a motion with the Court seeking approval of an incentive program designed to retain certain key executives and employees during the Chapter 11 Cases. The program, which was approved by orders entered on October 30, 2002 and December 11, 2002, generally provides for retention payments to covered employees based upon an employee's continuation of employment by the Debtors through certain key dates. The program as approved also provides for severance payments to such employees if their employment is terminated by the Debtors, in lieu of any obligations in employment contracts. The maximum aggregate amount of payments authorized under the program is approximately $2.9 million.

         3. Disposition of Surplus Property and Rejection of Certain Unexpired Leases and Executory Contracts

         The Debtors have streamlined their operations by selling or otherwise disposing of property that was unnecessary to the Debtors' businesses and by rejecting unnecessary contracts and leases that were providing little or no benefit to the Estates. The Debtors have thus rejected certain executory contracts and unexpired leases, including seven unexpired real property leases.

         The Debtors also obtained authorization to sell their corporate jet, a 1997 Beechcraft Model 400A Beechjet, and to assume and assign to the buyer certain related executory contracts. The sale price of the jet, $3.3 million, was not sufficient to fully satisfy the debt secured thereby. The Debtors have stipulated to modify the automatic stay to permit payment of the proceeds of sale to the secured party, debis Financial Services LLC.

         4.       VCH Transaction

         The Debtors have obtained approval of a restructuring primarily involving four nondebtor United Kingdom entities (the "VCH Entities"). The VCH Entities, which are a part of the Miniature Lighting business, formerly were included in the corporate structure of General Lighting. The approved restructuring resulted in the transfer of the VCH Entities to the Miniature Lighting corporate structure.

         5. Assumption of Modified Executory Contract with Critical Trade Supplier Agilent Technologies, Inc.

         The Debtors have assumed a modified contract with critical supplier Agilent Technologies, Inc. ("Agilent") pursuant to an order dated October 17, 2002. The modified Agilent contract enhances the Debtors' relationship with Agilent and is expected to generate significant future income for the Debtors.

         6.       Sale of Power Lighting Products Assets

         The Debtors have obtained approval to liquidate the remaining equipment and property associated with their former Power Lighting Products business. Asset Appraisal Corporation has provided substantial assistance to the Debtors in the liquidation of the Power Lighting Products business.

         7.       Insurance

         The Debtors have historically arranged insurance coverage for themselves and their non-debtor affiliates on an annual basis from March through the succeeding February. The Debtors historically finance the insurance premiums through AFCO Credit Corporation ("AFCO"). The Debtors have obtained authority to finance through AFCO their insurance premiums for the renewal period beginning March 1, 2003. Additionally, because the renewal coverage issued through affiliates of American International Group ("AIG") required the Debtors to obtain Bankruptcy Court authorization to assume their prepetition AIG insurance program and enter into AIG's renewal insurance program for the postpetition period commencing March 1, 2003, the Debtors have filed a motion seeking such relief, which motion remains pending as of the date of this Disclosure Statement.

         8.       Extensions of Time

                  (a) Extension of Time to Assume or Reject Non-Residential Real Property Leases

         The Debtors' remaining unexpired leases of real property include leases for the following locations: (i) Canton, Massachusetts, which serves as corporate headquarters for SLI; (ii) Santa Clara, California, which serves as a purchasing office for Miniature Lighting; (iii) Barrington, Illinois, which serves as a sales/marketing office for Miniature Lighting; (iv) Livonia, Michigan, which serves as a sales/marketing office for Miniature Lighting; (v) Newton, New Jersey, which serves as a warehouse/storage facility for Miniature Lighting; (vi) Hackensack, New Jersey, which serves as a corporate office for Miniature Lighting and a production facilities office for Miniature Lighting;
(vii) Wall, New Jersey, which serves as an engineering and design office for Miniature Lighting; and (viii) Indianapolis, Indiana, which serves as a warehouse/storage facility for General Lighting. As of the date of this Disclosure Statement, the lease terms on the above properties have not expired and the Debtors continue to utilize these facilities.

         Given the size and complexity of these Chapter 11 Cases and the likely inclusion of some or all of their material real property leases in a restructuring or possible sales of Miniature Lighting or General Lighting, the Debtors were unable to complete their analysis of all nonresidential real property leases during the time limitation prescribed by section 365(d)(4) of the Bankruptcy Code. The Debtors accordingly sought an extension of such period. On November 27, 2002, the Bankruptcy Court entered an order extending the Debtors' time to assume or reject such leases until April 15, 2003. The Debtors have sought an additional extension of such period through the earlier of the conclusion of the Confirmation Hearing or July 15, 2003.

                  (b)      Extension of Exclusive Period

         On January 6, 2003, the Debtors filed a motion seeking to extend their exclusive periods under Bankruptcy Code section 1121 in which to file a plan of reorganization and solicit acceptances thereon. The extension of the exclusivity period was necessary to permit the Debtors to pursue the sale process of one or both of their business divisions and continue to explore their prospects for reorganization. On February 25, 2003, the Bankruptcy Court entered an order extending the Exclusive Periods until April 23, 2003, and June 23, 2003, respectively. The Debtors will seek an extension of the Exclusive Periods.

                  (c)      Extension of Removal Period

         On December 6, 2002, the Debtors filed a motion to extend the time in which to remove to federal court certain state court litigation actions pending against them. On January 6, 2003, the Bankruptcy Court extended the time in which the Debtors may seek to remove such actions through June 6, 2003.

G.       Motions for Relief From Stay and Adversary Proceedings

         Since the commencement of the Chapter 11 Cases, the Debtors have worked diligently to comply with or respond to all creditor requests. To date, two parties have filed unilateral motions seeking relief from the automatic stay in order to set off certain amounts allegedly owing to them by the Debtors: Philips Lighting Company ("Philips") and Goody's Family Clothing, Inc. ("Goody's"). The Debtors have resolved Philips' motion by stipulation. The Debtors instituted an adversary proceeding against Goody's on November 12, 2002, seeking to compel Goody's to turn over amounts owing to the Debtors. The parties have entered into a scheduling order, have agreed to consolidate such proceeding with Goody's stay-related motion, and seek to have a trial in June, 2003. In addition, Ford Motor Credit Corporation has filed a stay relief motion in respect of eight vehicle leases with the Debtors. The Debtors resolved this motion by agreeing to modify certain insurance coverage in respect of the subject vehicles.

H.       The Debtors' Exploration of Restructuring and Sale Alternatives

         During the Chapter 11 Cases, the Company has aggressively sought to maximize the value of the Company's businesses and assets for the benefit of its creditors by continuing to explore opportunities to sell or restructure all or parts of the Company's business and assets. Pursuant to the Fleet DIP Facility, the Debtors were required to use their reasonable best efforts to negotiate and complete one or more purchase and sale agreements in connection with a 363
Sale Transaction (as defined in the Fleet DIP Facility) and file by December 15, 2002 with the Bankruptcy Court a motion seeking approval of the same (subject to higher and better offers). The Fleet DIP Facility was subsequently amended to extend the filing deadline through February 15, 2003. The Debtors and their investment advisors, Pricewaterhouse Coopers Securities LLC ("PwCS"), thus aggressively undertook a search for a purchaser of Miniature Lighting, General Lighting, or both lines of business. The Debtors and PWCS undertook extensive marketing efforts targeted to potential purchasers. The Debtors subsequently negotiated letters of intent and subsequent definitive agreements for the sale of General Lighting and Miniature Lighting. In addition, the Debtors entered into a letter of intent with the Investors providing for the restructuring of the Miniature Lighting and General Lighting businesses in the absence of a sale. Each of these matters are described in detail below.

         1.       General Lighting Sale - GL Acquisition

         On March 1, 2003, the Debtors filed a motion seeking to approve, inter alia, the sale of substantially all of the assets of the General Lighting business to GL Acquisition, LLC ("GL Acquisition"). GL Acquisition is wholly owned by Mr. Frank Ward, the Debtors' chairman and chief executive officer. The key terms of the proposed sale to GL Acquisition were (i) cash of $24.8 million,
(ii) a note for $1.5 million, (iii) the assumption of certain of the Company's European liabilities of approximately 90 million Euros, and (iv) the waiver of Mr. Ward's right to be paid $400,000 under the approved postpetition employee severance/retention plan. The GL Acquisition offer was not subject to contingencies related to due diligence or financing. The Company estimated the enterprise value of the proposed GL Acquisition Sale as approximately $128 million.

         2.       Miniature Lighting Sale - M Capital, LLC

         On March 1, 2003, the Debtors filed a motion seeking to approve, inter alia, the sale of substantially all of the assets of the Miniature Lighting business to M-Lite, LLC, an affiliate of M Capital, LLC ("M-Lite"). The key terms of the proposed sale to M-Lite were (i) a cash payment of $100,000,000 less deductions for certain assumed debt related to foreign subsidiaries of the Miniature Lighting business, and (ii) the assumption of certain related liabilities estimated to be approximately $12.4 million. The M-Lite sale was subject to both financing and due diligence contingencies. The Company estimated the enterprise value of the proposed M-Lite sale as approximately $100 million. The Debtors also sought approval of bidding procedures and protections in connection with the Sale Motions.

         3.       Financial Restructuring - Investors' Letter of Intent

         Prior to and subsequent to the filing of the motions to sell the General Lighting and Miniature Lighting businesses, the Investors advised the Debtors that the Investors believed that a "stand alone" plan of reorganization would provide greater value to creditors than the proposed sale transactions. The Investors advised the Debtors that the Investors held, controlled or had contractual rights to control approximately 90% of the face amount of the Debtors' prepetition secured bank debt and had reached an agreement with the Creditors' Committee regarding treatment of Claims under a plan of reorganization. The Investors and the Creditors' Committee then informed the Debtors that such parties favored a reorganization of the Debtors in the manner set forth in the Plan rather than the proposed sales of Miniature Lighting and General Lighting. The Investors and the Committee also filed objections to each of the Sale Motions. After verifying the parties' assertions, the Debtors withdrew the Sale Motions on the record at a hearing on March 21, 2003, and advised the Court that the Debtors would proceed with a reorganization in accordance with the expressed desire of the representatives of the secured and unsecured creditor classes. In connection therewith, the Debtors filed a motion to approve the reimbursement of certain of the Investors' expenses in connection with providing exit financing. The Investors and the Debtors executed a letter agreement for exit financing to be made available to Reorganized SLI which is discussed below.

         4. Summary of Settlement of M Capital, LLC and M-Lite, LLC Claims

         On March 30, 2003, M-Lite terminated its asset purchase agreement (the M-Lite APA") with the Debtors. M Capital, LLC and M-Lite asserted claims against the Debtors in respect of the M-Lite APA and the letter of intent that preceded the M-Lite APA. The Debtors negotiated a resolution of the claims of M-Lite and M Capital, LLC which the Bankruptcy Court approved by order dated April 9, 2003. The material terms of the settlement include (i) payment of an aggregate of $400,000 to M Capital, consisting of $200,000 to be paid by the Debtors and $200,000 to be paid by a non-Debtor, (ii) a release of all claims relating to the M-Lite APA and the letter of intent that preceded the M-Lite APA, including any claims for breakup fees or additional expense reimbursement, (iii) a $2 million increase in the committed, non-discretionary portion of the Replacement DIP Facility, and (iv) approval by M Funding of certain consent and waiver matters in respect thereof. In addition, the Debtors provide a release under the Plan to M Capital, LLC, M-Lite and certain affiliates of any claims related to the M-Lite APA and the proposed sale to M-Lite.

         5.       Summary of Settlement of GL Acquisition Claims

         Following withdrawal of the motion to approve the GL Acquisition sale, GL Acquisition requested payment of certain of its related expenses. Pursuant to the letter of intent agreement among Mr. Frank Ward, the principal of GL Acquisition, and the Company, one or more of the Company's non-debtor subsidiaries were obligated to reimburse GL Acquisition for certain expenses actually incurred in connection with the proposed transaction. [Badalex], a non-Debtor, has since paid GL Acquisition the sum of $175,000 to cover expenses incurred by GL Acquisition.

         During the Chapter 11 Cases, the Company has also continued to refocus its business strategy while further reducing operational and administrative expenses through the sale of non-core assets and the rejection of burdensome or unnecessary executory contracts and unexpired leases. As a result of the foregoing initiatives, and assuming that the Claims and Interests are restructured in accordance with the Plan, the Company believes that the Debtors will be well positioned to compete successfully in its industry in the future.

I.       Summary of the Claims Process and Bar Date

         1.       Claims Bar Date

         On February 4, 2003, the Court established March 31, 2003 as the bar date (the "Bar Date") for filing prepetition proofs of claim. On February 13, 2003, the Claims and Balloting Agent mailed notices of the Bar Date and proof of claim forms to known creditors of the Debtors. Additionally, the Debtors caused notice of the Bar Date to be published in the national edition of the The New York Times on February 13, 2003, and in various other regional newspapers in jurisdictions where the Debtors have employees.

         According to the Schedules, general unsecured claims (exclusive of intercompany claims and any unsecured deficiency claims) total approximately $13,622,000. In addition, Proofs of Claim aggregating approximately 335 in number and approximately $2.8 billion have been filed against the Debtors. The Debtors believe that they will not complete their review of all Claims filed until after the Confirmation Date. Based on their review of Claims and reconciliation of Proofs of Claim conducted through the date of this Disclosure Statement, the Debtors believe that approximately [ ] of General Unsecured Claims will likely be Allowed. The Debtors believe that a significant amount of the Claims filed are duplicative in nature. The Debtors also believe that many of the Claims filed are without merit and intend to object to all such Claims. The Debtors cannot provide any assurance that they will be successful in contesting any Claims and make no representations regarding the duration of the Claims reconciliation process. The Debtors cannot provide any assurance that the amount of General Unsecured Claims that become Allowed will not materially exceed their estimates. If the amount of General Unsecured Claims that are Allowed materially exceed the Debtors' estimates, the percentage recoveries for holders of Class 4 Claims could be materially less than estimated in this Disclosure Statement.

         2.       Schedules and Statements of Financial Affairs

         On October 24, 2002, the Debtors filed initial partially-consolidated schedules of assets and liabilities and statements of financial affairs with the Court. On January 17, 2003, the Debtors filed amended non-consolidated schedules of assets and liabilities and statements of financial affairs (as amended, the "Schedules"). Among other things, the Schedules set forth the Claims of known creditors against each of the Debtors as of the Petition Date based upon the Debtors' books and records.

J.       SUMMARY OF THE REORGANIZED DEBTORS' BUSINESS PLAN

         1.       Proposed Corporate Structure of Reorganized Debtors

         A chart depicting the Reorganized Debtors on and after the Effective Date is attached hereto as Exhibit G.

         2.       Business Model

         The Company's strategy ("Business Model") is to operate as three separate entities that support operations by product line and/or geographic region. The three operations include the Miniature Lighting business which continues to support the Miniature Lighting business for North America and Europe, the General Lighting business in Europe which operates the lamps and fixtures business in Europe and Asia, and the General Lighting business in Latin America which operates the lamps and fixtures business in Latin America and oversees the distribution business in the United States. The Company's overall strategic view is to focus on the growth prospects of core business activities and to continue to divest itself of non-core products, services and markets within the lighting business.

         The Miniature Lighting business ("ML") is a vertically integrated, highly automated, manufacturer providing "one stop" lighting solutions for its customers' lighting requirements by offering discrete lighting components, value- added integrated products and specialized lighting services. ML plans to continue to integrate its European operations in order to improve efficiencies and develop new products for the market.

         The General Lighting business in Europe ("GLEU") is a vertically integrated, highly automated, manufacturer providing "one stop" lighting solutions and has a full product line of lamps and fixtures that it sells to wholesalers, OEMS, retailers, architects, designers and contractors in Europe and Asia. GLEU plans to improve plant efficiencies in its competitive lamps business and outsource production to lower cost regions. GLEU looks to further expand its fixture brands across continental Europe.

         The General Lighting business in Latin America ("GLLA") is a vertically integrated, highly automated, manufacturer providing "one stop" lighting solutions and has a full product line of lamps and fixtures that it sells to wholesalers, OEMS and retailers in Latin America. GLLA also manages the U.S. Distribution business which sells lamp and fixture products into the U.S. by purchasing goods from Latin America, GLEU and other Asian suppliers. The GLLA business plans to expand its starters and glowbottle business where most products are purchased in Europe and continue to improve plant efficiency and increase sales volume across Latin America. GLLA plans to improve distribution efficiency in the U.S. and expand product sales in the U.S. marketplace.

                  (a)      Operating Strategy

         To implement the Business Model, the Company has adopted an operating strategy (the "Operating Strategy"). The Company's operating strategy is designed to enhance the Company's position as a leading international designer, manufacturer and supplier of lighting products, while at the same time increasing profitability through:

         -        improved operating efficiencies

         -        continued integration of operations

         -        continued focus on responsiveness and product quality

                           (i)      Improve Operating Efficiencies.

         In each of the business segments the Company continues to focus its efforts in realizing cost savings. The general lighting lamps business is a competitive business that requires the Company to implement plant efficiencies and utilize low cost production regions to maintain profitability. The Company recently consolidated plant operations for its fixtures business in the UK and now looks to further reduce the costs within the plant. GLLA has suffered a significant decrease in volume due to the market uncertainty. The Company hopes to increase volume to improve plant efficiency and evaluate plant performance. The miniature lighting business looks to improve plant production as operations in Europe become more aligned. Additionally, the Company intends on divesting itself of non-core products, services and markets within all businesses in an effort to improve operation margins.

                           (ii)     Continue Integration of Operations.

         The Company intends to continue to vertically integrate its operations by broadening the range of components which it manufactures and uses in its lighting products. The ML business' ability to manufacture a wide array of components facilitates the production of more complex, value-added lighting products, which generally have higher average selling prices per unit and higher margins than discrete lighting components. ML also expects to improve operating performance by integrating operations, product design and sales and marketing across Europe. The Company expects these initiatives to improve product development, lower production costs and reduce marketing costs.

         The GLEU business consolidated fixture operations in the UK. The Company plans to utilize its fixture brands in the UK to continental Europe to expand sales and improve production efficiency.

                           (iii) Continue Focus on Responsiveness and Product Quality.

         The Company's ability to conceive, design and engineer new products in a short period of time is a significant competitive advantage. Management has developed "Competency Centers" within its manufacturing facilities to optimize the expertise of the Company's design, engineering, manufacturing and technical sales support teams. In addition, the Company has developed technology to monitor and control its production performance. As a result of various quality initiatives, the Company has achieved a preferred supplier designation for its miniature lighting products from several of its OEM customers, including Q-1 certification from Ford Motor Company and a Quality Excellence award from Chrysler Corp. In addition, certain of the Company's facilities have received QS-9000, ISO 9001 and Euro-Net ISO 9000 and 9001 certifications. Such certifications in many instances are a pre-requisite for contractual orders, particularly with large industrial users of the Company's products.

                  (b)      Business Strategy

         The Company is positioning itself to return to acceptable profitability levels. The Company projects profitable operations in 2003 excluding financial restructuring costs and the gain from extinguishment of debt despite lower sales volumes. The Company expects lower production costs and lower overhead costs to aid in the improved operating performance. Production costs decrease due to outsourcing product from low cost regions, lower production costs at the Tunisia plant, lower material pricing and reengineering plant operations. By 2004 the Company expects to improve its profitability by increasing sales as the European market improves for general lighting. The economic recovery will allow the Company to continue its internal growth by:

         -        increasing sales to existing and new customers

         -        introducing new lighting technologies

         -        expand distribution of the Provision product line

         -        diversify geographic operations

         -        strategic alliances

                          (i)      Increase Sales to Existing and New Customers.

         The ML business sold approximately 75% of its products to the automotive industry in 2002. The Company expects new business from key customers in this industry as SLI Inc. emerges from its current credit concerns. ML also awaits the recovery of the telecommunications and technological markets as these customers have yet to recover from their respective slumps in the marketplace.

         ML plans to expand product offerings and improve customer service by designing, developing and marketing "one stop" lighting solutions, a strategy through which the Company seeks to capitalize on cross-selling opportunities between customers.

         The General Lighting business seeks to use its global distribution networks and recognized brand names, including Sylvania (outside the United States, Canada, Mexico and Puerto Rico) and Concord:Marlin, to market and sell the Company's products worldwide. The Company plans to utilize its relationships with current customers as an opportunity to increase sales as these customers expand their business to other regions. Moreover, the Company's international operations have broad product lines of consumer and industrial lamps and fixtures, which the Company plans to market domestically.

                           (ii)     Introduce New Lighting Technologies.

         Through the introduction of new lighting technologies, the Company has been able to participate in the high growth and high margin segment of the lighting market. Further, because lighting products and the related manufacturing technology are becoming increasingly sophisticated, the ML business has sought to enhance its technological capabilities in order to fulfill its customers' outsourcing and "just-in-time" requirements and adjust to shifts in demand. Through the acquisition of various niche businesses operating within the lighting industry, the Company's technological expertise has expanded, thus enabling it to manufacture more sophisticated products. As a result of its technical know-how, the Company believes that it can expand its business by developing new products and entering new niche markets in which it can be one of a few leading suppliers.

                           (iii) Expand distribution of the Provision product line.

         The Miniature Lighting business plans to increase in its Provision products for 2003 and beyond. The management team of ML plan to increase the sales through improved marketing efforts and continued success from word of mouth advertising. The Company expects Provision sales to be one of the top growth categories for all of SLI Inc. in the near future.

                           (iv)     Diversify Geographic Operations.

         The Company's operations are currently located in the Americas, Europe and the Pacific Rim. The Company intends to continue to selectively expand its operations internationally to better serve its existing customers and to develop new customers. The Company continually evaluates its operations to determine if performance can improve by utilizing low cost regions for production or assembly.
                           (v)      Strategic Alliances.

         The Company plans to continue to use strategic alliances to effect its vertical and horizontal integration strategies. The alliance with Stanley is expected to result in increased production in Canada for LED products in the miniature lighting business.

                           (vi)     Products and Markets

         The following table sets forth the percentage of net sales by product category for Fiscal 2001 and Fiscal 2002

                                                   YEAR ENDED
PRODUCTS                               12/30/01                 12/30/02
                                       --------                 --------

Lamps ...........................      40.9%                      40.0%
Fixtures ........................      34.4                       33.8
Miniature Lighting Assemblies ...      20.7                       22.3
Ballasts ........................      00.5                       00.5
Other ...........................      03.6                       03.4

Total ...........................      100%                       100%




         The Company's manufacturing and developmental activities are focused around the following products:

                  (c)      Lamps.

         The Company intends to continue to address the market's demands for affordable, energy-efficient lamps with longer life cycles. In this regard, the Company has produced and is continuing to develop, among other lighting products, (i) compact fluorescent lamps with novel features and performance characteristics, (ii) tungsten halogen lamps using line voltage, which have the capability of replacing standard incandescent lamps, (iii) twin-arc high pressure sodium ("SHP") and mercury-free SHP lamps for general lighting as well as special applications such as film and theater use, (iv) triphosphor fluorescent lamps with improved lumen maintenance, and (v) metal halide lamps that combine energy efficient illumination, long lamp life, excellent color rendition and compact lamp size. Through the introduction of a new range of "high voltage" halogen reflector lamps, known as "Hi-Spot," which has been supplemented with a miniature 50 millimeter line voltage lamp, the Company has demonstrated leadership in product development in this area.

                  (d)      Fixtures.

         Trend setting accent fixtures track both the requirements of the marketplace and the emergence of new concept lamps, notably line voltage halogen, metal halide and compact fluorescents. New low glare fixture development by the Company has been launched in response to guidelines recommended by certain international engineering industry groups for reducing the potential harmful effects in the area of visual display units, as well as lower wattage per square meter of illuminated surface. In addition, the Company intends to continue to focus its efforts on providing industrial and commercial lighting fixtures that will meet the changing performance and aesthetic requirements of its customers. The Company also sells decorative lighting fixtures and table lamps into the retail market.

                  (e)      Miniature Lighting Assemblies.

         The Company's miniature lighting assemblies are used mainly as visual fault or status indicators. Because of competition and rapid technological change, the Company believes that many OEMs are motivated to work with lighting manufacturers, such as the Company, in order to gain access to advanced manufacturing facilities without an increase in their overall capital requirements.

                  (f)      Employees

         The Debtors anticipate that the Reorganized Company will have approximately 7,082 full-time employees, 392 of whom will be engaged in the United States. The Debtors do not expect that the number of persons employed by the Reorganized Debtors will increase materially over the next several years absent a substantial increase in the volume of the Reorganized Debtors' business. Most of the foregoing employees are not represented by a labor union or covered by a collective bargaining agreement.

         3.       The Projections

         As discussed in more detail in Exhibit E hereto, the Company has prepared pro forma financial projections through 2005 for the Company on a consolidated basis. These projections are based on a number of assumptions and are subject to a number of risks and uncertainties discussed in more detail in
Article VII below.

                             V. SUMMARY OF THE PLAN

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY AND IS SUBJECT TO THE PLAN AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN. THE PLAN IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN. REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN. UPON OCCURRENCE OF THE EFFECTIVE DATE, THE PLAN AND ALL SUCH DOCUMENTS SHALL BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES, THE REORGANIZED DEBTORS, AND OTHER PARTIES-IN-INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

A.       Overall Structure of the Plan

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. Upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

         The consummation of a plan of reorganization is the principal objective of the Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization by the Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of, or equity holder in, the debtor, whether or not such creditor or equity holder (i) is impaired under, or has accepted, the plan, or
(ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself, or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of the confirmation of the plan and substitutes therefore, the obligations specified under the confirmed plan, and terminates all rights and interest of equity security holders.

         The terms of the Debtors' Plan are based upon, among other things, their assessment of the ability of (i) Reorganized SLI to achieve the established goals contained in the Plan, (ii) the Debtors and Reorganized SLI to make the distributions contemplated under the Plan, and (iii) Reorganized SLI to pay certain of their continuing obligations in the ordinary course of their business. Under the Plan, Claims against and Interests in the Debtors are divided into different Classes according to their relative seniority and certain other criteria.

         Under the Plan, Claims against, and Interests in, the Debtors are divided into different Classes. If the Plan is confirmed by the Court and consummated, on the Effective Date and the Distribution Date and at certain times thereafter as Claims are resolved, liquidated, or otherwise allowed, the Debtors or Reorganized SLI, as the case may be, will distribute securities, and other property in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims and Interests created under the Plan, the treatment of those Classes under the Plan, and the securities and other property to be distributed under the Plan are described below.

B.       Substantive Consolidation

         1.       Consolidation of the Chapter 11 Cases

         The Plan contemplates and is predicated upon entry of an order by the Court substantively consolidating the Estates and the Chapter 11 Cases solely for voting and making distributions under the Plan.

         Generally, substantive consolidation of the estates of multiple debtors in a bankruptcy case effectively combines the assets and liabilities of the multiple debtors for certain purposes under a plan. The common effects of consolidation are (i) the pooling of the assets of, and claims against, the consolidated debtors; (ii) satisfying liabilities from a common fund; and (iii) combining the creditors of the debtors for purposes of voting on reorganization plans. Under the Plan, the substantive consolidation of the Debtors will be limited solely to voting and making distributions under the Plan.

         On the Effective Date, and for the purposes of voting and making distributions to holders of Allowed Class 4 General Unsecured Claims only, the Estates shall be substantively consolidated as follows: (i) any obligation of a Debtor and all guarantees by one or more of the Debtors of any obligation of a Debtor or a non-Debtor shall be deemed to be one obligation of the Debtors collectively, and (ii) each claim filed or to be filed against any Debtor shall be deemed a single claim against, and a single obligation of, the Debtors collectively. The foregoing (x) shall be solely for the purposes of voting and making distributions under the Plan, (y) shall not affect the rights of any holder of a Secured Claim, a Secured Lender Claim or a DIP Facility Claim with respect to the Collateral securing its Claim, or the terms and implementation of any settlement, and the rights and obligations of the parties thereto, entered into in connection with the confirmation of the Plan and (z) shall not, and shall not be deemed to, prejudice the Litigation Rights and the Avoidance Actions (subject to the release in favor of the Secured Lenders set forth in Article III.C.1 of the Plan), which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, as if there had been no substantive consolidation.

         During the Pre-Effective Period, the Debtors shall remain debtors-in-possession and shall remain subject to the jurisdiction and supervision of the Court. Any obligation incurred by the Debtors during the Pre-Effective Period in the ordinary course of business shall constitute an Administrative Claim. The Debtors are authorized and directed to take such action during the Pre-Effective Period as may be necessary and consistent with the Plan to prepare to effectuate and/or implement the Plan upon the expiration of such period; all other actions during such period shall be taken only with the prior written consent of the Investors.

         2.       Substantive Consolidation Order

         Unless the Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, the Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases for distribution purposes only.

C.       Classification and Treatment of Claims and Interests

         Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with section 1123, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than DIP Facility Claims, Administrative Claims, Priority Tax Claims, and Intercompany Claims, which pursuant to section 1123(a)(1) of the Bankruptcy Code, need not be and have not been classified). The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in, the Debtors into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 and applicable case law, but, it is possible that a holder of a Claim or Interest may challenge the Debtors' classification of Claims and Interests and that the Court may find that a different classification is required for the Plan to be Confirmed. If such a situation develops, the Debtors intend to make such permissible modifications to the Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan.

         The amount of any Impaired Claim that ultimately is allowed by the Court may vary from any estimated allowed amount of such Claim and, accordingly, the total Claims that are ultimately allowed by the Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of property that ultimately will be received by a particular holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims ultimately allowed in the applicable Class.

         The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Court.

         1.       Unclassified Claims

                  (a)      DIP Facility Claims

         On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (i) Effective Date Cash equal to the unpaid portion of such Allowed DIP Facility Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

                  (b)      Administrative Claims

         Except as otherwise provided herein, and subject to the requirements of this Plan, on, or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (i) Effective Date Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) prior to the Effective Date, by the Debtors, and
(y) subsequent to the Effective Date, by the Reorganized Debtors.


                  (c)      Priority Tax Claims

         Except to the extent that an Allowed Priority Tax Claim has been paid by the Debtors prior to the Distribution Date, a holder of an Allowed Priority Tax Claim shall be entitled to receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim in an aggregate principal amount equal to the Face Amount of such Allowed Priority Tax Claim, plus interest on the unpaid portion thereof at the Case Interest Rate from the Effective Date through the date of payment thereof, or
(ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the first anniversary of the Distribution Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon as practicable thereafter, together with any accrued and unpaid interest to the date of payment; and provided, further, that the Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty; and provided, further, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy
Code) shall be disallowed pursuant to this Plan, and the holder of an Allowed Priority Tax claim shall not assess or attempt to collect such penalty from the Debtors, the Estates, the Reorganized Debtors or any officer, director or affiliate of any thereof, or any of them.

                  (d)      Intercompany Claims

         On the Effective Date, all Intercompany Claims shall be Reinstated and reaffirmed to the extent not otherwise paid in the ordinary course of business in accordance with the terms of any agreement relating thereto and all Litigation Rights with respect thereto shall vest in the Reorganized Debtors.

         2.       Unimpaired Claims

                  (a)      Class 1:  Other Priority Claims

         On or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the Quarterly Distribution Date immediately following the date such Other Priority Claim becomes an Allowed Other Priority Claim, a holder of an Allowed Other Priority Claim shall receive from the Reorganized Debtors, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Other Priority Claim, (i) Cash equal to the unpaid portion of the Face Amount of such Allowed Other Priority Claim, or (ii) such other treatment as to which such holder and the Debtors or the Reorganized Debtors shall have agreed upon in writing.

                  (b)      Class 2:  Other Secured Claims

         On the Distribution Date or as soon thereafter as is practicable, a holder of an Other Secured Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, in the sole discretion of the Reorganized Debtors or the Debtors, with the prior written consent of the Investors, (i) have its Allowed Other Secured Claim Reinstated or (ii) receive such other treatment as to which such holder and the Debtors (with the prior written consent of the Investors from and after the date of this Plan) or the Reorganized Debtors shall have agreed upon in writing.

         3.       Impaired Claims

                  (a)      Class 3:  Secured Lender Claims

         On the Distribution Date, or as soon thereafter as is practicable, each holder of a Secured Lender Claim shall, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Secured Lender Claim, receive (i) from the Reorganized Debtors, its Pro Rata share of one hundred percent (100%) of the New Common Shares, subject to dilution, pursuant to the Rights Offering and the Equity Subscription Commitment Letter, to not less than seventy-nine percent (79%) of the New Common Shares, (ii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of fifty percent (50%) of the Net Preference Litigation Proceeds, and (iii) from the Litigation Trust, its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of seventy-five percent (75%) of the Net Other Litigation Proceeds upon the terms and conditions set forth in Articles VIII and IX of the Plan and in the Litigation Trust Agreement. Upon the Effective Date, the proofs of claim filed in respect of the Secured Lender Claims are Allowed as set forth therein. Upon the Effective Date, the holders of Class 3 Claims voting in favor of the Plan shall (i) be deemed to be released by all parties from any potential Avoidance Action in respect of such holder's Secured Lender Claims, and (ii) shall be deemed to have elected secured treatment as set forth herein in accordance with Bankruptcy Code section 1111(b). The binding effect of such deemed election on Class 3 shall be determined in accordance with Bankruptcy Code section 1111(b). In the event that Class 3 is determined not to have elected secured treatment in accordance with Bankruptcy Code section 1111(b), each holder of a Secured Lender Claim shall be deemed to have waived the right to receive a distribution on account of any unsecured portion of such Secured Lender Claim. As set forth in Exhibit H to the Plan, on the Subscription Commencement Date (as defined therein), each holder of an Allowed Class 3 Secured Lender Claim shall have the right to participate in the Rights Offering on the terms and conditions set forth in such exhibit.

                  (b)      Class 4:  General Unsecured Claims

         On, or as soon as reasonably practicable after, the later of (i) the Distribution Date, or (ii) the Quarterly Distribution Date immediately following the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim (except as set forth in the following paragraph) shall, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed General Unsecured Claim, receive from the Litigation Trust (i) its Pro Rata share of the Class 4 Fund, (ii) its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of fifty percent (50%) of the Net Preference Litigation Proceeds, and
(iii) its Pro Rata beneficial interest in the Litigation Trust and right to distribution in respect of twenty-five percent (25%) of the Net Other Litigation Proceeds upon the terms and conditions set forth in Article VIII of the Plan and in the Litigation Trust Agreement. Until distribution to holders of Allowed Class 4 General Unsecured Claims, all Class 4 Funds shall be held by the Plan Administrator in a separate interest-bearing account solely for the benefit of such holders and shall not be commingled with the funds of any other Person or the Litigation Trust. Neither the Debtors nor the Reorganized Debtors shall have any interest in any Class 4 Funds.

                  (c)      Class 5: Subordinated Claims

         On the Effective Date, all Subordinated Claims shall be deemed cancelled and extinguished and each holder thereof shall not be entitled to, and shall not receive or retain any property under the Plan on account of such Subordinated Claims. Class 5 is deemed to have rejected the Plan and, therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan.

         4.       Interests

                  (a)      Class 6:  Interests

         On the Effective Date, the Interests shall be canceled and each holder thereof shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Interests. Class 6 is deemed to have rejected the Plan, and, therefore, holders of Interests are not entitled to vote to accept or reject the Plan.

         5.       Special Provision Regarding Unimpaired Claims

         Except as otherwise provided in the Plan, nothing shall affect the Debtors', the Reorganized Debtors' or the Disbursing Agent's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

         6.       Allowed Claims

         Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until (and then only to the extent) that its Disputed Claim becomes an Allowed Claim. The Disbursing Agent may, in its discretion, withhold distributions otherwise due hereunder to the holder of a Claim until the Claims Objection Deadline, to enable it to file a timely objection thereto. Any holder of a Claim that becomes an Allowed Claim after the Effective Date will receive its distribution in accordance with Article VII.A and Article X of the Plan.

D.       Provisions Governing Distributions

         1.       Distribution for Claims Allowed as of the Effective Date

         Except as otherwise provided in the Plan, including the provisions of
Article VIII of the Plan. or as ordered by the Court, all distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date by the Reorganized Debtors. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of Article X of this Plan. Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date pursuant to an order of the Bankruptcy Court; (ii) is listed in the schedules as contingent, unliquidated, disputed, or in a zero amount; and for which a proof of claim has not been timely filed, or
(iii) is evidenced by a Proof of Claim that has been amended by a subsequently filed Proof of Claim that purports to amend the previously filed Proof of Claim. Regardless of the date on which any distribution of New Common Shares is actually made to a holder of a Claim that becomes an Allowed Claim, such holder shall be deemed to have the rights of a holder as of the Effective Date.

         2.       Disbursing Agent

         The Disbursing Agent shall make all distributions required under this Plan, subject to the provisions of Article VII of the Plan. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the entity so designating it as Disbursing Agent. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The Disbursing Agent shall be authorized and directed to rely upon the Debtors' books and records and the Plan Administrator's or Reorganized Debtors' (as applicable) representatives and professionals in determining Allowed Claims not entitled to distribution under the Plan in accordance with Article VII of the Plan.

         3.       Delivery of Distributions and Undeliverable or Unclaimed
                  Distributions

                  (a)      Delivery of Distributions in General

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors or the Disbursing Agent at the time of the distribution, or (e) in the case of the holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

                  (b)      Undeliverable and Unclaimed Distributions

         If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Disbursing Agent until such distributions are claimed. All claims for undeliverable or unclaimed distributions made by the Disbursing Agent must be made on or before the first (1st) anniversary of the Effective Date, after which date (a) all unclaimed property constituting Class 4 distributions shall be paid to the holders of the remaining Allowed Class 4 General Unsecured Claims and (b) all unclaimed property constituting Class 3 distributions shall be distributed to the holders of the remaining Allowed Class 3 Secured Lender Claims, in either case free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

         4. Calculation of Distribution Amounts of New Common Shares; Minimum Distributions

         No fractional shares of New Common Shares shall be issued or distributed under the Plan or by Reorganized SLI or the Disbursing Agent. Each Person entitled to receive New Common Shares will receive the total number of whole shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (1/2) or greater shall be rounded to the next higher whole number, and
(b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. No consideration shall be provided in lieu of fractional shares that are rounded down.

         The Disbursing Agent shall not make any Cash payment of less than thirty dollars ($30.00) with respect to any Claim, unless prior to the Effective Date a request therefor is made in writing to the Disbursing Agent.

         5.       Record Date For Distributions To Holders Of Secured Lender
                  Claims

         At the close of business on the Distribution Record Date, the transfer records for the Secured Lender Claims shall be closed, and there shall be no further changes in the record holders of the Secured Lender Claims. None of Reorganized SLI, the Disbursing Agent, nor the administrative agent for the Secured Lenders shall have any obligation to recognize any transfer of such Secured Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

         6.       Prepayment

         Except as otherwise provided in this Plan or in the Confirmation Order, the Debtors or the Disbursing Agent, as the case may be, shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

         7.       Means of Cash Payment

         Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Reorganized Debtors or the Disbursing Agent, as the case may be, by (i) checks drawn on or
(ii) wire transfers from a domestic bank selected by the Reorganized Debtors or the Disbursing Agent, as the case may be. In the case of foreign creditors, Cash payments may be made, at the option of the Reorganized Debtors or the Disbursing Agent, as the case may be, in such funds and by such means as are necessary or customary in a particular jurisdiction.

         8.       Interest on Claims

         Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         9.       Cancellation of Existing Securities and Agreements

         On the Effective Date, the promissory notes, share certificates and any other instruments or documents evidencing any Claim or Interest, other than a Claim that is being Reinstated and rendered unimpaired, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designation governing such Claims and Interests, as the case may be, shall be discharged.

         10.      Withholding and Reporting Requirements

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority. All distributions hereunder shall be subject to the withholding and reporting requirements, and the Disbursing Agent shall be authorized to take all actions as may be necessary or appropriate to comply with such requirements.

         Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of New Common Shares pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations on account of such distribution, and (ii) no distribution shall be made to, or on behalf of, such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Common Shares to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Article VII.C.2 of the Plan.

         11.      Setoffs

         The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder thereof, provided, that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

E.       The Litigation Trust

         1.       The Litigation Trust and the Plan Administrator

         The prosecution of claims and causes of action of the Estates, the management of the assets contributed to the Litigation Trust, including without limitation the Class 4 Fund, and the distribution made in respect of the same shall be conducted by the Plan Administrator pursuant to the terms of the Litigation Plan Administrator Agreement. The Trust Advisory Board shall oversee the actions of the Plan Administrator. The Plan Administrator shall act as trustee and a fiduciary in respect of the Litigation Trust and shall have the rights and duties described herein and in the Litigation Trust Agreement. To the extent of any conflict between the provisions of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern.

         2.       Transfer of Trust Assets to the Litigation Trust

         On the Effective Date, the Debtors shall transfer and shall be deemed to have irrevocably transferred to the Litigation Trust, for and on behalf of the beneficiaries of the Litigation Trust, the Preference Litigation Trust Assets and the Other Litigation Trust Assets, subject to the obligation of the Litigation Trust to pay the Preference Litigation Reimbursement Obligation and the Other Litigation Reimbursement Obligation as set forth in Article VIII.E of the Plan. On the Effective Date, the Plan Administrator shall succeed to all of the rights and privileges of the Debtors in respect of the Preference Litigation Trust Assets and the Other Litigation Trust Assets, shall be deemed to be a successor of the Debtors for such purposes and shall enter into such joint defense/prosecution agreements with the Reorganized Debtors as shall be mutually agreed.

         3.       The Litigation Trust Agreement

         Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Litigation Trust Agreement, substantially in the form of Exhibit F to the Plan, shall become effective. The Plan Administrator shall have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Preference Litigation Trust Assets and Other Litigation Trust Assets, to investigate, pursue and settle all causes of action of the Debtors' estates for recovery of preferences under 11 U.S.C. ss.ss. 547 and/or 550 and to make distributions therefrom to the holders of Allowed Claims in accordance with the Plan.

         The Plan Administrator may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary, which professionals may include the Creditors' Committee's professionals (collectively, the "Litigation Trust Professionals"), subject to the reasonable acceptance by the Creditors' Committee, to aid in the performance of its responsibilities pursuant to the terms of this Plan including, without limitation, the investigation and pursuit of preference actions and the liquidation and distribution of Preference Litigation Trust Assets and Other Litigation Trust Assets. The Plan Administrator shall be authorized to appoint the Disbursing Agent, subject to the reasonable acceptance by the Creditors' Committee, and delegate to the Disbursing Agent the duty to make distributions to Allowed Claims under the Plan, in each case with the prior written consent of the Investors.

         4.       Funding of the Litigation Trust

         On the Effective Date, the Litigation Trust shall be funded from Effective Date Cash with (i) the Preference Litigation Expense Advance by delivery to the Plan Administrator of $75,000 to be used by the Plan Administrator in respect of Preference Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; (ii) the Other Litigation Expense Advance by delivery to the Plan Administrator of $150,000 to be used by the Plan Administrator in respect of Other Litigation Trust Assets consistent with the purpose of the Litigation Trust and subject to the terms and conditions of this Plan and the Litigation Trust Agreement; and (iii) the Class 4 Fund by delivery to the Plan Administrator of the Class 4 Fund.

         5.       Litigation Trust Reimbursement Obligations

                  (a)      Preference Litigation Reimbursement Obligation

         Immediately upon receipt of the first proceeds on account of Preference Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Preference Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case may be, until such time as the Preference Litigation Reimbursement Obligation is paid in full.


                  (b)      Other Litigation Reimbursement Obligation

         Immediately upon receipt of the first proceeds on account of Other Litigation Trust Assets by the Litigation Trust, the Plan Administrator shall pay the Other Litigation Reimbursement Obligation to the Reorganized Debtors or the Secured Lenders, as the case may be, until such time as the Other Litigation Reimbursement Obligation is paid in full.

         6.       Distributions of Trust Assets

                  (a)      Preference Litigation Trust Assets

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Preference Litigation Trust Assets as follows: first, to pay the Preference Litigation Reimbursement Obligation, second, to pay the Preference Litigation Trust Expenses, and third, fifty percent (50%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and fifty percent (50%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.

                  (b)      Other Litigation Trust Assets

         The Plan Administrator or Disbursing Agent, as the case may be, shall make distributions of the proceeds received by the Litigation Trust on account of Other Litigation Trust Assets as follows: first, to pay the Other Litigation Reimbursement Obligation, second, to pay the Other Litigation Trust Expenses, and third, twenty-five percent (25%) to the holders of Allowed Class 4 General Unsecured Claims on a Pro Rata basis and seventy-five percent (75%) to the holders of Allowed Class 3 Secured Lender Claims on a Pro Rata basis. Such distributions shall be made at the times and in the manner set forth in the Litigation Trust Agreement.

F.       Procedures for Resolving Disputed, Contingent, and Unliquidated Claims

         1.       Objection Deadline; Prosecution of Objections

         Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be required to only be given to those persons or entities that have requested notice in the Chapter 11 cases.

         After the Confirmation Date, the Reorganized Debtors will have the exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. Nothing contained herein, however, shall limit the Reorganized Debtor's right to object to Claims, if any, filed or amended after the Effective Date.

         2. No Distributions Pending Allowance; Distributions on Account of Disputed Claims Once They are Allowed and Additional Distributions on Account of Previously Allowed Claims

         Notwithstanding any other provision of the Plan or the Litigation Trust Agreement, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a holder that is or may be liable to the Litigation Trust on account of a Preference Litigation Trust Asset or Other Litigation Trust Asset, no payments or distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order.

         On each Quarterly Distribution Date, the applicable Disbursing Agent on behalf of the Reorganized Debtors or, as to Class 4 General Unsecured Claims only, the Plan Administrator will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, from the Disputed Claim reserves, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

         3.       Disputed Claims Reserves

         Prior to making any distributions to holders of Allowed Class 4 Claims, the Plan Administrator shall establish appropriate reserves for Disputed Claims in Class 4, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in Class 4 would be entitled under the Plan as of such date if such Disputed Claims in Class 4 were Allowed Claims in their Disputed Claim Amount. The amount fixed for the reserve for a Disputed Claim shall be not less than 25% and not more than 75% of the Pro Rata Share of the Face Amount to which the holder of a Disputed Claim would be entitled under the Plan if such holder's Disputed Claim were an Allowed Claim; provided, however, that the Plan Administrator shall have the right to seek and obtain a Court order estimating Disputed Claims or approving proposed reserve amounts on account of Disputed Claims. The Plan Administrator shall have the right to periodically adjust the amount fixed for reserves on account of Disputed Claims to the lesser of (i) the Face Amount of such Disputed Claims, or (ii) the unpaid portion thereof.

G.       Treatment of Executory Contracts and Unexpired Leases

         1.       Assumed and Rejected Contracts and Leases

         Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party shall be deemed automatically assumed by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtors, (ii) expired or terminated pursuant to its own terms,(iii) is the subject of a motion to assume or reject pending before the Bankruptcy Court as of the Confirmation Date, or (iv) is identified in the Plan or in Exhibit B to the Plan as executory contracts or unexpired leases to be rejected under the Plan; provided, however, that nothing contained in this Plan shall constitute an admission by any Debtor that any such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtors reserve their right, at any time before the Confirmation Date, to amend Exhibit B to add thereto or delete therefrom an executory contract or unexpired lease. The Confirmation Order shall constitute an order of the Court approving the assumptions and rejections described in Article IX of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         2. Payments Related to Assumption of Executory Contracts and Unexpired Leases

         Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. In the event of a dispute regarding (i) the nature or the amount of any Cure, (ii) the ability of any Reorganized Debtor or any assignee, as the case may be, to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption and, as the case may be, assignment.

         3.       Rejection Damages Bar Date

         If the rejection of an executory contract or unexpired lease pursuant to Article IX.A of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or Reorganized Debtor or their respective successors or properties unless a proof of claim is filed with the Bankruptcy Court and served on counsel for the Plan Proponents within thirty
(30) days after service of the earlier of (a) notice of entry of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

H.       Post-Consummation Operations

         1.       Continued Corporate Existence

         On and after the Effective Date, the Reorganized Debtors shall continue to exist as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by the Plan; provided, however, that on or before the Effective Date, the Investors shall have the right to designate for dissolution and/or liquidation any of the Debtors, and each Debtor so designated shall be dissolved and/or liquidated, as applicable, effective as of the Effective Date, without further order of the Court, and shall not be reorganized without further order of the Court. After the Effective Date, the Reorganized Debtors may reincorporate in another jurisdiction in accordance with applicable law.

         2.       Cancellation of Old Common Shares

         As of the Effective Date, by virtue of the Plan and without any action necessary on the part of the holders thereof, except as specified herein, all Old Common Shares issued and outstanding or held in treasury shall be cancelled and retired, the obligations of the Debtors under any agreements governing the Old Common Shares shall be discharged and released, and no consideration will be paid or delivered with respect thereto. Notwithstanding anything in this Plan to the contrary, holders of Old Common Shares shall not be required to surrender their Old Common Shares to the Debtors.

         3.       Certificates of Incorporation and By-laws

         The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By- laws of Reorganized SLI shall be in substantially the forms attached to the Plan as Exhibits C and D, respectively.

         4.       Issuance of New Common Shares

         On the Effective Date, Reorganized SLI shall issue, in accordance with the terms of the Plan, (a) the New Common Shares for distribution to holders of Allowed Class 3 Secured Lender Claims in accordance with the first sentence of
Article III.C.1 of the Plan, and (b) the New Common Shares for sale to the Investors or holders of Allowed Class 3 Secured Lender Claims, pursuant to the Rights Offering or the Equity Subscription Commitment Letter, in the amount of up to twenty-one percent (21%) of the New Common Shares on a fully diluted basis. Each recipient of any of the New Common Shares under the Plan shall be deemed to be, and shall be, a party to the Shareholder Agreement and bound by the terms thereof as of the Effective Date.

         The issuance and distribution of the New Common Shares to holders of Allowed Secured Lender Claims and the issuance and distribution of beneficial interests in the Litigation Trust shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

I.       Revolving Credit Facility

         On the Effective Date, the Reorganized Debtors shall enter into the Revolving Credit Facility Agreement with the lenders party thereto on the terms and conditions set forth in Exhibit I to the Plan. The Revolving Credit Facility shall be a senior secured obligation of the Reorganized Debtors.

J.       Directors and Officers

         1. Board of Directors of Reorganized SLI and its Subsidiaries and Affiliates

           On the Effective Date, the term of the current directors of the Debtors shall expire. The initial board of directors of Reorganized SLI shall consist of seven (7) directors, and the initial board of directors of each of the Reorganized Subsidiary Debtors shall consist of [__] directors, each of whom shall be designated by the Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing. The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five (5) Business Days prior to the Confirmation Hearing.

         2. Officers of Reorganized SLI and its Subsidiaries and Affiliates

         The officers of the Reorganized Debtors shall be designated by the Investors on a date that is not less than six (6) Business Days prior to the Confirmation Hearing. The Debtors shall file with the Bankruptcy Court notice of the identities of such members on a date that is not less than five (5) Business Days prior to the Confirmation Hearing.

K.       Employee Retirement and Stock Option Plans; Employee Group Health Plans

         All employee retirement programs, employee benefit plans, compensation plans, bonus plans, incentive plans, employee stock purchase plans, employee stock option plans and other such plans, programs and arrangements of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under Article IX of the Plan, except and to the extent that such plans, programs and arrangements (i) have been previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date,
(ii) constitute "employee pension benefit plans" as defined in Section 3(2)(A) of ERISA which are intended to be qualified under Section 401 of the Internal Revenue Code, or (iii) constitute "employee welfare benefit plans" as defined in
Section 3(1) of ERISA.

L.       Revesting Of Assets; Releases of Liens

         Except as otherwise specified in the Plan, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, excluding Effective Date Cash, shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

         Except as otherwise provided in the Plan, the Confirmation Order or in any contract, instrument, release, or other agreement or document created or assumed in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall transfer to the Reorganized Debtors and their successors and assigns. Without limiting the generality of the foregoing, each Debtor or Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

M.       Effectuating Documents; Further Transactions

         The Chief Restructuring Officer or any other appropriate officer of SLI or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of SLI or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

N.       Preservation of Rights of Action

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors shall retain the Litigation Rights and transfer certain Litigation Rights on the Effective Date to the Litigation Trust in accordance with Articles VIII and IX of the Plan, including the rights to enforce, sue on, settle, or compromise (or decline to do any of the foregoing) such Litigation Rights. The substantive consolidation of the Debtors and their Estates pursuant to the Substantive Consolidation Order and Article V of the Plan shall not, and shall not be deemed to, prejudice the Litigation Rights, which shall survive entry of the Substantive Consolidation Order for the benefit of the Debtors and their Estates, and, upon the occurrence of the Effective Date, for the benefit of the Litigation Trust, as if there had been no substantive consolidation. A non-exclusive list of the Litigation Rights to be transferred to the Litigation Trust will be filed as Exhibit J to the Plan on or before the Confirmation Date. The Proponents have not conducted an investigation into the Litigation Rights.

O.       Special Provisions Regarding Claims Covered by Insurance

         Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder under the relevant insurance policy and applicable law. Nothing in Article V.I of the Plan (a) shall constitute a waiver of any claim, obligation, suit, judgment, damage, debt, right, cause of action or liability that (i) non-Debtor entity may hold against any other entity, including the Debtors' insurance carriers, or (ii) the Debtors may hold against any Person, including the Debtors' insurance carriers or (b) is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to any distribution such holder may receive pursuant to the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the estate to which they are entitled.

         This Plan shall not expand the scope of, or alter in any other way, the insurers' obligations under their policies, and the insurers shall retain any and all defenses to coverage that they may have. The Plan shall not operate as a waiver of any other Claims the insurers have asserted or may assert in Proofs of Claim filed in the Debtors' bankruptcy cases or the Debtors' rights as to those Claims.

P.       Exemption from Certain Transfer Taxes

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Q.       Professionals

         On the Effective Date, the Professionals employed by the Debtors during the Chapter 11 Cases may, but shall have no further responsibility or obligation to, act on behalf of, be employed by, or render services to, the Debtors, the Reorganized Debtors or any other party-in-interest in the Chapter 11 Cases, except that Ordinary Course Professionals shall continue to be retained by the Reorganized Debtors.

R.       Escrows

         1.       Administrative Claims Escrow

         On the Effective Date, there shall be created and funded with Effective Date Cash the Administrative Claims Escrow in the amount of the aggregate Administrative Claims Estimate. The Escrow Agent shall (i) segregate and shall not commingle the Cash held therein, (ii) administer the same in accordance with the terms of the Administrative Claims Escrow Agreement, and (iii) pay each Allowed Administrative Claim upon entry of a Final Order allowing such Claim. In the event that the Administrative Claims Escrow lacks sufficient Cash to pay Allowed Administrative Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Administrative Claims Escrow Agreement, the Investors shall pay to the Escrow Agent within ten (10) days of a written request from the Escrow Agent Cash in the amount necessary to permit the Escrow Agent to do so. In the event that Cash remains in the Administrative Claims Escrow after payment of all Allowed Administrative Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Administrative Claims Escrow Agreement, such Cash shall be paid to the Investors.

         2.       Professional Fee Escrow

                  On the Effective Date, there shall be created and funded with Effective Date Cash the Professional Fee Escrow in the amount of the aggregate Professional Fee Estimate. The Escrow Agent shall (i) segregate and shall not commingle the Cash held therein, (ii) administer the same in accordance with the terms of the Professional Fee Escrow Agreement, and (iii) pay each Allowed Professional Fee Claim upon entry of a Final Order allowing such Claim. In the event that the Professional Fee Escrow lacks sufficient Cash to pay Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, the Investors shall pay to the Escrow Agent within ten (10) days of a written request from the Escrow Agent Cash in the amount necessary to permit the Escrow Agent to do so. In the event that Cash remains in the Professional Fee Escrow after payment of all Allowed Professional Fee Claims and any unpaid reasonable fees and expenses of the Escrow Agent incurred under the Professional Fee Escrow Agreement, such Cash shall be paid to the Investors.

S. Description of Securities and Instruments to be Issued in Connection with the Plan

         On the Effective Date, Reorganized SLI or the Reorganized Debtors, as the case may be, shall issue or reserve for issuance the New Common Shares. A description of the terms of such securities is set forth below.

         1.       New Common Shares

         The principal terms of the New Common Shares to be authorized and issued or reserved for issuance by Reorganized SLI pursuant to Article V.B.4 of the Plan shall be as follows:

         Issuer                             Reorganized SLI

         Authorization                      [x] million shares

         Initial Issuance                   [x] million shares

         Par Value                          US$.01 per share

         Voting Rights                      One vote per share

         Conversion Rights                  None

A more complete description of the terms of the New Common Shares appears on Exhibit G to the Plan.

         2.       Rights Offering

         The principal terms of the Rights Offering are set forth on Exhibit H to the Plan.

T.       Conditions Precedent to Confirmation and Consummation of the Plan

         1.       Conditions to Confirmation

         The following are conditions precedent to confirmation of the Plan:

                  i. The Court shall have entered an order approving the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

                  ii. The Substantive Consolidation Order, which may be the Confirmation Order, shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee and the Investors and shall have been entered by the Court prior to or contemporaneously with the Confirmation Order.

                  iii. The proposed Confirmation Order shall be in form and substance acceptable to the Plan Proponents and the Investors.

         2.       Conditions to Effective Date

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with
Article XI.C of the Plan:

                  1. The Confirmation Order shall have been entered on the docket in the Chapter 11 Cases, its operation and effect shall not have been stayed, reversed or amended, and it shall be in form and substance reasonably satisfactory to the Plan Proponents and the Investors.

                  2. The Confirmation Order shall have become a Final Order.

                  3. The Confirmation Order shall:

                  (a) provide that the Debtors (with the prior written consent of the Investors) and the Reorganized Debtors are authorized and directed to (i) take all actions and (ii) enter into, implement and consummate all contracts, instruments, releases, agreements or other documents, in each case necessary or appropriate to implement the Plan or effectuate, achieve or further the purposes thereof;

                  (b) provide that the discharge, releases, exculpations, indemnifications and injunctions described in Article XIII of the Plan are approved;

                  (c) authorize the issuance of the New Common Shares; and

                  (d) provide that the New Common Shares and the beneficial interests in the Litigation Trust issued and distributed under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code.

                  4. All Plan exhibits shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee and the Investors, and the Shareholder Agreement and the Litigation Trust Agreement shall have been executed or deemed to be executed and delivered.

                  5. The Reorganized Debtors shall have entered into the Revolving Credit Facility Agreement, and the conditions precedent thereto shall have been satisfied or waived.

                  6. The New Common Shares shall have been issued in accordance with the Plan.

                  7. The Certificate of Incorporation of Reorganized SLI shall have been (i) adopted substantially in the form set forth on Exhibit C to the Plan, and (ii) filed with the appropriate state governmental office or agency in which SLI is incorporated.

                  8. The By-laws of Reorganized SLI shall have been adopted substantially in the form set forth on Exhibit D to the Plan.

                  9. All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

                  10. All fees and expenses of the Investors referred to in the definition of "Administrative Claim" in Section 1.1 of Article I.B of the Plan shall have been paid in Cash in full.

                  11. The Class 4 Fund and the $75,000 and $150,000 payments to the Litigation Trust described in Articles III.C.2 and VIII.D of the Plan shall have been paid in Cash in full.

                  12. The Administrative Claims Escrow and the Professional Fee Escrow shall have been funded in Cash in full.

                  13. The DIP Facility Claims shall have been paid in Cash in full.

         3.       Waiver of Conditions

         Each of the conditions to the Effective Date, set forth in Article XI.B of the Plan, except the conditions stated in Article XI.B.1, B.11, B.12 and B.13, may be waived in whole or in part jointly by the Investors, the Creditors' Committee and the Debtors without any other notice to parties-in-interest or the Bankruptcy Court. The failure to satisfy or waive any condition to the Effective Date may be asserted jointly by the Investors, the Creditors' Committee and the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Investors, the Creditors' Committee or the Debtors). The failure of the Investors, the Creditors' Committee and the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

U.       Effects of Confirmation

         1.       Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims and Interests, whether or not such holders will receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors and all other parties-in-interest in the Chapter 11 Cases.

         2.       Discharge of the Debtors

         Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all Interests.

         As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         3.       Injunction

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold, or may hold a Claim or other debt or liability that is discharged, or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights:
(i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, except as provided in Article VII.K of the Plan; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Article XIII of the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in
Article XIV.C of the Plan.

         4.       Releases And Satisfaction Of Subordination Rights

         All Claims against the Debtors and all rights and claims between or among Claim holders relating in any manner whatsoever to Claims against the Debtors, based upon any claimed subordination rights, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented under the Plan to Claim holders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged and terminated as of the Effective Date. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claim holder by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         5.       Debtor Releases

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Cases or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) those persons serving as directors, officers, employees, agents and professionals of the Debtors or their Subsidiaries on or after the Petition Date, (ii) the Creditors' Committee, its members or professionals, in such capacities, or (iii) the Investors, or their directors, officers, employees, agents or professionals; provided, however, that such release, waiver or discharge shall not extend to actions or omissions that (w) are the result of fraud, self-dealing, gross negligence or willful misconduct, (x) constitute claims or causes of action covered by applicable insurance, but only to the extent of such insurance, (y) constitute claims or causes of action for which such persons would not be entitled to indemnity, contribution or reimbursement from the Debtors, the Reorganized Debtors, or any non-Debtor subsidiary, or (z) constitute claims or causes of action against such persons arising under or which may be asserted pursuant to Bankruptcy Code sections 544, 547, 548 or 550. Nothing herein shall however preclude the Debtors or their successors from asserting any claims or causes of action, including claims or causes of action released under this section, for the purposes of reducing or otherwise offsetting any claim asserted by a party released hereunder.

         6.       Other Releases - M Capital, LLC and Affiliates

         As of the Effective Date, the Debtors and Reorganized Debtors shall be deemed to forever release, waive and discharge M Capital, LLC and M-Lite, LLC and their respective affiliates and partners, of and from any and all claims arising out of or in connection with the ML Sale and the ML Sale Documents.

         7.       Indemnification Obligations

                  a.       Prepetition Indemnification Obligations -
                           Third Parties

         Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under the Plan on the Effective Date.

                  b.       Indemnification of Debtors' Directors and Officers

         Indemnification obligations to present and former officers and directors arising out of acts that occurred prior to the Petition Date shall be deemed to be, and shall be treated as though they are, executory obligations or contracts with the Debtors that are deemed rejected pursuant to Bankruptcy Code section 365 under this Plan on the Effective Date. Indemnification obligations to present and former officers and directors arising out of acts that occurred from or after the Petition Date through the Effective Date shall not be assumed by the Reorganized Debtors and the Claims arising from such obligations shall have such status, Administrative or otherwise, as determined by the Court. The Reorganized Debtors shall provide standard and customary indemnification for all officers and directors who are employed or serve, as the case may be, after the Effective Date for all actions or events occurring after the Petition Date.

         8.       Exculpation and Limitation of Liability

         Neither the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, nor any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for an act or omission that constitutes fraud, breach of duty of loyalty, willful misconduct or gross negligence; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

         Notwithstanding any other provision of the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Reorganized Debtors, the Creditors' Committee, the Investors, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, affiliates or agents, who served in such capacities after the Petition Date, for any post-Petition Date act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for an act or omission that constitutes fraud, breach of duty of loyalty, willful misconduct or gross negligence; provided, however, that nothing herein shall affect any Person's obligations under the Plan nor shall anything herein preclude any party in interest from enforcing the terms of the Plan.

V.       Retention of Jurisdiction

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         o Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         o Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of the fees and expenses of the retained Professionals of the Debtors or the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Court;

         o Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Cure or the liquidation or allowance of any Claims arising therefrom;

         o Effectuate performance of and payments under the provisions of the Plan;

         o Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, the Plan or the Litigation Trust Agreement;

         o Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         o Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

         o Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         o Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         o Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         o Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         o Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases;

         o Except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

         o Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         o Hear and determine all matters related to the property of the Estates from and after the Confirmation Date;

         o Hear and determine any causes of action constituting a Preference Litigation Trust Asset, and non-exclusive jurisdiction to hear and determine any cause of action constituting an Other Litigation Trust Asset or Other Litigation Right;

         o To hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         o Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         o Enter a final decree closing the Chapter 11 Cases.

W.       Miscellaneous Provisions

         1.       Bar Dates for Certain Claims

                  a.       Administrative Claims

           All requests for payment of an Administrative Claim (other than as set forth in Article XIV.A.2 of the Plan) must be filed with the Court and served on counsel for the Debtors and counsel for the Creditors' Committee by the Administrative Claims Bar Date, which shall be no later than sixty (60) calendar days after the Confirmation Date. Unless the Plan Administrator objects to an Administrative Claim by the Administrative Claims Objection Deadline, which shall be no later than sixty (60) Business Days from the Administrative Claims Bar Date, such Administrative Claim shall be deemed allowed in the amount requested. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business. From and after the Effective Date, the Plan Administrator shall have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to requests for payment of Administrative Claims without approval of the Bankruptcy Court.

                  b.       Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Confirmation Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served only on the Reorganized Debtors and their counsel, the Office of the United States Trustee, those parties that have filed notices of appearance or requests for notices in these cases, and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

         2.       Modifications and Amendments

         At the request of any other Plan Proponent, and with the prior written consent of the Investors, the Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, with the prior written consent of the Investors, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court. Notwithstanding the foregoing, any modification or amendment of the Plan that alters the distributions to Class 4 General Unsecured Claims shall require the prior written consent of the Creditors' Committee.

         3.       Non-Severability of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Plan shall be invalid and unenforceable in its entirety, and no term or provision of the Plan shall be valid or enforceable.

         4.       Successors and Assigns

         The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

         5.       Settlement Authority

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors, Reorganized Debtors, or Plan Administrator may compromise and settle various Claims (i) against them and (ii) that they have against other Persons. After the Effective Date, the Reorganized Debtors expressly reserve the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them that would result in any new Allowed Class or Claim and claims that they may have against other Persons up to and including the Effective Date and, with the consent of the Plan Administrator in the case of any such compromise or settlement that would result in any new Allowed Class or Claim constituting a Class 4 General Unsecured Claim.

         6.       Payment of Statutory Fees

         All fees payable under 28 U.S.C. ss. 1930, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

         7.       Revocation, Withdrawal, or Non-Consummation

         Each Plan Proponent reserves the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans. If any Plan Proponent revokes or withdraws the Plan as to any or all of the Debtors, or if Confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person,
(ii) prejudice in any manner the rights of such Debtors or any other Person, or
(iii) constitute an admission of any sort by such Debtors or any other Person.

         8.       Service of Documents

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

The Debtors

SLI, Inc.
500 Chapman Street
Canton, Massachusetts 02021
Att'n:  Raymond E. Dombrowski, Jr.
        Chief Restructuring Officer
Telephone:  (781) 828-2948
Facsimile:  (781) 828-2012

with a copy to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware  19899-0636
Att'n:  Gregg M. Galardi, Esq.
        Robert A. Weber, Esq.
        Megan E. Cleghorn, Esq.
Telephone:  (302) 651-3000
Facsimile:  (302) 651-3001

The Creditors' Committee:

Pepper Hamilton, LLP
100 Renaissance Center
36th Floor
Detroit, Michigan  48243-1157
Attn:    Robert S. Hertzberg, Esq.
Telephone: (313) 259-7110
Facsimile  (313) 259-7926

         -  and  -

Pepper Hamilton, LLP
1201 Market Street
Suite 1600
P.O. Box 1709
Wilmington, Delaware  19899-1709
Attn:    David M. Fournier, Esq.
Telephone: (302) 777-6500
Facsimile: (302) 656-8865

The Investors

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York  10005
Attn:    Dennis F. Dunne, Esq.
         Risa M. Rosenberg, Esq.
Telelphone: (212) 530-5000
Facsimile: (212) 822-5287


         - and -

Morris Nichols Arsht & Tunnell
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
Attn:    Robert J. Dehney, Esq.
         Daniel Butz, Esq.
Telephone: (302) 575-7353
Facsimile: (302) 658-3989

         9.       Plan Supplement(s)

         Any Plan Supplement (and amendments thereto) filed by the Debtors shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein.

         10.      Term of Injunctions or Stays

         Unless otherwise provided herein, in the Confirmation Order, or in any other order of the Court, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

         11.      Creditors' Committee

                  On the Effective Date, the duties of the Creditors' Committee shall terminate, except with respect to (a) any request for modification of the Plan or any appeal of orders entered in the Chapter 11 Cases, but only to the extent the foregoing shall relate (i) to the treatment of or matters otherwise affecting Class 4 General Unsecured Claims under the Plan, (ii) to the duties of the Plan Administrator or Disbursing Agent under the Plan, or (iii) to the Litigation Trust, and (b) any applications for interim or final award of compensation and reimbursement of expenses to the members of the Creditors' Committee and professionals retained by the Creditors' Committee in the Chapter 11 Cases.

            VI. DESCRIPTION OF THE CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS;
                APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

A.       General

         The Certificate of Incorporation of Reorganized SLI will authorize the issuance of [________] million (______) shares of New Common Shares. Although the shares of such stock will be authorized, other than the New Common Shares to be issued in accordance with the Plan on the Effective Date, such shares will not be issued as of the Effective Date. The New Common Shares will have such rights with respect to dividends, liquidation, voting and other matters as set forth in Reorganized SLI's Certificate of Incorporation, its Bylaws and as provided under applicable law.

B.       Shareholder Agreement

         On the Effective Date, each of the parties receiving New Common Shares in accordance with the Plan and Reorganized SLI shall execute a shareholder agreement (the "Shareholder Agreement") in the form annexed to the Plan as Exhibit E or as filed with the Plan Supplement. The Shareholder Agreement will provide for, among other things, certain "rights of first offer," "drag-along rights," and "tag-along" rights as between the various holders of the New Common Shares, and, as between such holders, agreement as to certain matters of corporate governance and structure of Reorganized SLI. Additionally, Reorganized SLI will grant each signatory thereto a right to participate in further issuances of equity securities of Reorganized SLI or of any subsidiary in accordance with the terms of the Stockholders' Agreement.

C.       Applicability of Federal and Other Securities Laws

         No registration statement will be filed under the Securities Act or any state securities laws with respect to the issuance or subsequent transfer of the New Common Shares under the Plan. The Debtors believe that, subject to certain exceptions described below, various provisions of the Securities Act, the Bankruptcy Code and state securities laws exempt from federal and state securities registration requirements the offer and the sale of such securities pursuant to the Plan and subsequent transfers of such securities.

         1. Offer, Sale and/or Issuance of Plan Securities: Bankruptcy Code Exemption From Registration Requirements

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under both the Securities Act and state securities laws, if three principal requirements are satisfied: (i) the securities must be issued "under a plan" of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property. The Debtors believe that the offer and sale of the New Common Shares and the issuance of the beneficial interests in the Litigation Trust and the interests provided in respect of the Rights Offering under the Plan (collectively, the "Plan Securities") satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

         2.       Subsequent Transfers of Plan Securities

                  a. Federal Securities Laws: Section 1145(c) of the Bankruptcy Code

         Section 1145(c) of the Bankruptcy Code deems any offer or sale of securities of the kind and in the manner specified in section 1145(a)(1) of the Bankruptcy Code to have been a public offering. Accordingly, the Plan Securities generally will be freely transferable by holders of Claims under the Securities Act unless the holder is deemed, by section 1145(b) of the Bankruptcy Code, to be an "underwriter" for purposes of section 2(11) of the Securities Act with respect to such securities. Section 1145(b) of the Bankruptcy Code deems any entity to be an "underwriter" under section 2(11) of the Securities Act, if such entity:

                          o purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest;

                          o offers to sell securities offered or sold under a plan for the holders of such securities;

                          o offers to buy securities offered or sold under the plan from the holders of such securities, if the offer to buy is: (A) with view to distribution of such securities; and
                                    (B) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or

                          o         is an "issuer" with respect to the
                                    securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

         Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.

         To the extent that holders of Impaired Claims who receive Plan Securities pursuant to the Plan are deemed to be "underwriters" or "issuers" such securities may not be resold by such persons unless such securities are registered under the Securities Act or an exemption from such registration requirements is available.

         Whether or not any particular person would be deemed to be an "underwriter" or "issuer" with respect to any of the Plan Securities would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person under the Plan would be an "underwriter" or "issuer" with respect to the Plan Securities.

         GIVEN THE COMPLEX AND SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER OR ISSUER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE PLAN SECURITIES. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF PLAN SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE THE SAME WITHOUT COMPLIANCE WITH THE SECURITIES ACT OR THE EXCHANGE ACT.

                  b. Subsequent Transfers of New Common Shares Under State Securities Laws

         If the New Common Shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, the New Common Shares will be generally freely tradeable under state securities laws. If the New Common Shares are not listed on any of the above exchanges, the New Common Shares will not be freely tradeable under state securities laws unless there is an available exemption from registration under such laws. A majority of states provide an exemption from registration for secondary market transactions under the so-called "manual exemption" if financial and other information about an issuer is published in certain manuals published by Moody's Investor Service, Inc. or Standard & Poor's.

                      VII. CERTAIN FACTORS TO BE CONSIDERED

         HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS ASSOCIATED WITH THE PLAN AND ITS IMPLEMENTATION.


A.       Certain Bankruptcy Considerations

         1.       Risk of Liquidation Of the Debtors

         If the Plan is not confirmed and consummated, there can be no assurance that the Debtors' Chapter 11 Cases will continue rather than be converted to a liquidation, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Interests as the terms of the Plan. If a liquidation or protracted reorganization were to occur, the distributions to holders of Allowed Claims under the Plan would be drastically reduced. The Debtors believe that, in a liquidation under chapter 7, before holders of Allowed Claims received any distributions, additional administrative expenses of a chapter 7 trustee and such trustee's attorneys, accountants, and other professionals would cause a substantial diminution in the value of their Estates. In addition, certain additional Claims may arise by reason of the liquidation under chapter 7 and from the rejection of unexpired leases and other executory contracts in connection with the cessation of the Debtors' operations.

         The Debtors have prepared a liquidation analysis which is premised on a hypothetical liquidation in a chapter 7 case. The liquidation analysis is attached hereto as Exhibit D. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests. Based on this analysis, it is likely that a liquidation of the operations of the Debtors would produce less value for distribution to holders of claims than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in a liquidation are not likely to afford holders of Claims as great a recovery as does the Plan.

         2.       Risk Of Non-Confirmation Of Plan; Feasibility

         Even if all impaired Classes of Claims accept or are deemed to have accepted the Plan, or, with respect to a Class that rejects or is deemed to reject the Plan, the requirements for "cramdown" are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does no meet the requirements for confirmation under section 1129(a) and (b) of the Bankruptcy Code. Section 1129(a) of the Bankruptcy Code requires, among other things, a demonstration that the confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of the Debtors and that the value of distributions to creditors and equity security holders who vote ro reject the Plan not be less than the value of distributions such creditors and equity security holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

         3.       Non-Consensual Confirmation

         If any impaired Class of Claims does not accept the Plan by the requisite statutory voting thresholds provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors will (i) seek confirmation of the Plan from the Bankruptcy Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Article XIV.B thereof. In order to confirm the Plan under section 1129(b), the Bankruptcy Court must determine that, in addition to satisfying all other requirements for confirmation, the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired Class that has not accepted the Plan.

         If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including, but not limited to, the cramdown requirements under section 1129(b) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in such manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code. Such amendments may include, but are not limited to, the alteration of elimination of distributions to various Classes.

         4.       Risk Of Non-Occurrence Of Consummation Of Plan

         Consummation of the Plan is conditioned upon, among other things, the closing of the Revolving Credit Facility. There can be no assurance, however, that the Revolving Credit Facility will close. Accordingly, even in the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated.

B.       General Considerations

         1.       International Operations

         As of December 30, 2002, the Company had 30 manufacturing facilities, as well as sales offices and distribution facilities in more than 28 countries worldwide. For Fiscal 2002, approximately 86.8% and 88.5% of the Company's net sales and gross margins, respectively, were derived from operations outside the United States. As a result of its international operations, the Company is subject to risks associated with operating in foreign countries, including limitations on remittance of dividends and other payments by foreign subsidiaries, hyperinflation in certain foreign countries, imposition of investment and other restrictions by foreign governments, trade barriers, the effects of income and withholding taxes and governmental expropriation.

         2.       Foreign Currencies and Interest Rate Risk

         A significant amount of the Company's net sales are generated in foreign currencies. For Fiscal 2002, approximately 71.4% of the Company's net sales were denominated in European currencies, 25.8% in U.S. dollars, and the remaining 2.8% in other currencies. Costs of the Company are primarily incurred in the same currencies and in percentages which are not materially different from the net sales percentages. Since the Company's financial statements are denominated in U.S. dollars, devaluation and changes in exchange rates between the dollar and other currencies have had and will have an impact on the reported results of the Company. The Company may, from time to time, hedge specifically identified committed cash flows in foreign currencies using forward currency sale or purchase contracts. In addition, international operations are subject to a number of other currency risks, including, among others, currency exchange controls, transfer restrictions and rate fluctuations.

         3.       Customers

         The future success of the Reorganized Debtors will depend, in large part, on their ability to retain a significant portion of the Company's existing customer base, expand the business relationships with such customers and attract and retain new customers. There can be no assurance that the Reorganized Debtors will be able to maintain a significant portion of the current customer base, increase the amount of business done with some or all these customers or grow the existing customer base. Failure by the Reorganized Debtors to maintain a significant portion of its existing customer base and to grow that base would have a material adverse effect on its future performance.

         The General Lighting operation in Europe relies on its relations with European wholesalers to absorb the majority of its sales volumes particularly with its lamps business. The Company faces the risk that these wholesalers do not find an alternative third party to fulfill sales volumes and create a necessary competitive threat to the top lighting distributors such as Philips, GE and Siemens. The Company must also be a leader in product development in order to ensure that its products remain relevant to the marketplace of wholesalers, retailers and contractors.

         Additionally, the Company's Miniature Lighting business operates in a specialized industry where over 75% of its sales in 2002 ultimately reached the automotive industry. This strong reliance on one sector places significant risk on the success of the auto industry. Further, the auto manufacturers continued pressure to lower pricing and consolidate purchasing from suppliers makes it challenging for the Company to maintain profitability levels.

         4.       Competition

         The General Lighting business operates in the highly competitive global lighting industry. The Company competes primarily on the basis of brand awareness, price, product quality, design and engineering, customer service and distribution strength. Competitors range from large global diversified companies such as Philips Electronics N.V. ("Philips"), General Electric Corp. ("General Electric"), Siemens A.G. ("Siemens") and its North American subsidiary, Osram-Sylvania, Inc. ("Osram"), Matsushita Corp. and Toshiba Corp. to small brokers representing Pacific Rim manufacturers. Many of these competitors offer products which are substantially identical to those offered by the Company. In addition, certain of the Company's competitors are significantly larger than the Company and devote a substantial amount of money to research and development. As a result of these competitive pressures, there can be no assurance that the Company will be able to compete effectively or increase prices in the future. Price increases by the Company, price reductions by competitors, decisions by the Company with regard to maintaining profit margins rather than market share, or other competitive or market factors or strategies could adversely affect the Company's market share or results of operations. Competition could prevent the institution of price increases or could require price reductions or increased spending on research and development and marketing and sales which could adversely effect the Company's results of operations.

         5.       Sources of Raw Materials

         For Fiscal 2001, the Company purchased approximately 30% of its incandescent glass shells from a Belgium based joint venture between Philips and Osram. The joint venture agreement automatically renews for a two-year term unless notice of termination is provided by either party 12 months prior to the automatic renewal date. The Company purchases approximately 60% of its fluorescent glass tubing from Osram. The Osram agreement automatically renews for a one-year term unless notice of termination is provided by either party 24 months prior to the automatic renewal date. As a result of the 2000 acquisition of a glass manufacturer, the Company has reduced its purchases from Osram, compared to prior years. Osram has taken the Company to arbitration to force the Company to return to prior levels. The Company feels strongly that it will win the arbitration hearing. As of the date hereof, the Company has not received notice of termination for either agreement. There can be no assurance that such agreements will be renewed in the future. The Company purchases certain of its other raw materials, including plastic, metals, glass, copper, filaments, gases, electrodes, electronic components, wire and resistors for use in the manufacture of lamps, fixtures, ballasts and miniature lighting assemblies. All such raw materials are readily available and are generally purchased from a variety of independent, non-competing suppliers. Substantially all light emitting diodes ("LEDs") used by the Company in its miniature lighting assemblies are currently imported from the Pacific Rim. The Company acquired a European company primarily engaged in the production of LEDs, which now supplies the Company with a small portion of its LED requirements. In addition, the Company has entered into a joint venture to establish a North American manufacturing plant for the production of surface mount LEDs. Any interruption in the supply of incandescent glass shells, fluorescent glass tubing, LEDs or significant fluctuations in the prices of other raw materials could have an adverse effect on the Company's operations.

         6.       Environmental Matters

         The Company's operations are subject to federal, state, local and foreign laws and regulations relating to the storage, handling, generation, treatment, emission, release, discharge and disposal of certain substances and wastes. While the Company believes that it is currently in material compliance with those laws and regulations, there can be no assurance that the Company will not incur significant costs to remediate violations of such laws and regulations, particularly in connection with the Company's acquisitions of existing operating facilities or to comply with changes in existing laws and regulations (or the enforcement thereof). Such costs could have a material adverse effect on the Company's results of operations.

         7.       Adverse Publicity

         Adverse publicity or news coverage relating to the Reorganized Debtors, in connection with the Debtors' Chapter 11 cases, may negatively impact the Company's efforts to establish and promote name recognition and a positive image.

         8.       Significant Holders

         On the Effective Date, the New Common Shares will be concentrated in the hands of the Investors as holders of Allowed Class 3 Claims. These holders, acting as a group, will be in a position to control the outcome of actions requiring shareholder approval, including the election of directors. Furthermore, because such holders, acting as a group, can elect a majority of the directors of Reorganized SLI, such holders will have effective control over the management of Reorganized SLI. This concentration could also facilitate or hinder a negotiated change of control of Reorganized SLI and, consequently, could havean impact upon the value of the New Common Shares.

         9.       Projected Financial Information

         The financial projections included in this Disclosure Statement are dependent upon the successful implementation of the restructuring of the Debtors provided for in the Plan and the accuracy of the assumptions upon which such assumptions are based. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, and other matters, many of which are beyond the control of the Debtors. In addition, the other risk factors outlined in this Disclosure Statement and unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the Reorganized Debtors. Although the Debtors believe that the projections are reasonably attainable, because the actual results may vary from the projected results, the projections should not be relied upon as a guaranty, representation, or other assurance of the Reorganized Debtors' future financial performance.

         10.      Absence of Public Market; Market Conditions for New Common
                  Shares

         There is no existing market for the New Common Shares. Therefore, no assurance can be given that an active market for the New Common Shares will develop. If any such market does develop, the Debtors can make no assurances regarding its continued existence, price volatility with respect to the New Common Shares, the liquidity of the market for the New Common Shares or the price at which any sales may occur.

          There can be no assurance that the Reorganized Debtors will list its securities on Nasdaq or on any other exchange. In the event the Reorganized Debtors do not cause any of the New Common Shares to be listed on any exchange or quoted on any quotation system, the liquidity of the New Common Shares will be materially impaired. Notwithstanding the foregoing, assuming a market for the New Common Shares, sales or offers could adversely affect the market for and price of the New Common Shares.

         11.      Exchange Act Listing - Potential Reporting Obligations

         If the New Common Shares are held of record by 500 or more U.S. persons, Reorganized SLI will become subject to the registration and reporting requirements of the Exchange Act. Compliance with the Exchange Act reporting requirements will result in added expense and may be administratively burdensome for the Reorganized Debtors. Further, should Reorganized SLI be required to register and report under the Exchange Act, there can be no guarantee that Reorganized SLI will be able to satisfy the SEC's disclosure requirements for purposes of the Exchange Act.

         12.      Additional Financing Risk

         As of the date of this Disclosure Statement, the Company estimates that the Debtors will have approximately[ ] million of unrestricted cash available to fund its future operations. The Company believes that such amount, when coupled with the expected exit financing to be provided through the Revolving Credit Facility, will provide the Debtors with sufficient liquidity to fund its operations through[ ]. The ability of the Debtors to fund its operations through [ ], however, is subject to a number of uncertainties beyond the control of the Debtors. It is currently estimated that the Debtors will require an additional [ ] of funding to support its operations until the business of the Reorganized Debtors generates positive cash-flow. The Company can provide no assurance that the Debtors will be successful in raising the additional cash required to fund operations until it becomes cash flow positive.

                            VIII.  CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN

         A summary description of certain income tax consequences of the Plan is provided below. The description of tax consequences below is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal consequences of the Plan for the Debtors (without regard to the effect of future retroactive elections, if any) and for holders of Claims who are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the "IRS") or any other tax authorities have been sought or obtained with respect to the tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. The Debtors are not making any representations regarding the particular tax consequences of the confirmation and consummation of the Plan as to any Claim holder, and are not rendering any form of legal opinion as to such tax consequences.

         The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury regulations promulgated thereunder, judicial decisions, and published administrative rulings and pronouncements of the IRS as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences discussed below.

         The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the United States federal tax consequences of the Plan to special classes of taxpayers (such as foreign entities, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations). Furthermore, United States federal estate and gift tax issues are not addressed herein. The following discussion assumes that Claim holders hold their Claims as capital assets for United States federal income tax purposes.

         Each holder of a Claim is strongly urged to consult its tax advisor regarding the United States federal, state, and local and any foreign tax consequences of the transactions described herein and in the Plan.

A.       Income Tax Consequences to the Debtors

         The Debtors do not believe that there will be any material United States federal income tax consequences for the Debtors as a result of the implementation of the Plan. By virtue of the implementation of the Plan, however, the Reorganized Debtors may have options and elections available that may have significant tax consequences for the Reorganized Debtors. Such consequences may relate back to the time of the implementation of the Plan.

B.       Income Tax Consequences to Certain Claim Holders

         The tax treatment of holders of Allowed Secured Lender Claims and Allowed General Unsecured Claims and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, among other things, (i) whether the Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the holder in exchange for the Claim; (iii) whether the holder is a resident of the United States for tax purposes (or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above); (iv) the manner in which a holder acquired a Claim;
(v) the length of time the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (viii) whether the holder has previously included accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the holder; (x) whether the Claim is an installment obligation for United States federal income tax purposes; (xi) whether the Claim, and any instrument received in exchange therefore, is considered a "security" for federal income tax purposes; and (xii) whether the "market discount" rules are applicable to the holder. Therefore, holders of Claims should consult their tax advisors for information that may be relevant to their particular situation and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan.

         1.       United States Federal Income Tax Consequences

                  (a)      General

         A holder of an Allowed Secured Lender Claim against a Debtor whose Allowed Secured Lender Claim is paid in full or otherwise discharged on the Effective Date will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (A) the fair market value on the Effective Date of such holder's Pro Rata share of the New Common Shares, the Net Litigation Preference Proceeds, and the Net Other Litigation Proceeds received in respect of its Allowed Secured Lender Claim and (B) the holder's adjusted tax basis in the Allowed Secured Lender Claim. A holder's tax basis in property received in exchange for its Allowed Secured Lender Claim will generally be equal to the fair market value of such property on the Effective Date. The holding period for any such property will begin on the day after the Effective Date.

         A holder of an Allowed General Unsecured Claim against a Debtor whose Allowed General Unsecured Claim is paid in full or otherwise discharged on the Effective Date will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between (A) the fair market value on the Effective Date of such holder's Pro Rata share of the Class 4 Fund, the Net Litigation Preference Proceeds, and the Net Other Litigation Proceeds received in respect of its Allowed General Unsecured Claim and (B) the holder's adjusted tax basis in the Allowed General Unsecured Claim. A holder's tax basis in property received in exchange for its Allowed General Unsecured Claim will generally be equal to the fair market value of such property on the Effective Date. The holding period for any such property will begin on the day after the Effective Date.

         However, gain or loss is not currently recognized if the property received does not have an ascertainable fair market value. Because of the substantial uncertainty regarding the valuation of the Net Litigation Preference Proceeds and the Net Other Litigation Proceeds, the Debtors intend to take the position that the fair market value of such claims cannot be ascertained and that so-called "open transaction treatment" applies. If the IRS takes a contrary position, then holders of the Allowed Secured Lender Claims and the Allowed General Unsecured Claims would likely recognize gain or loss as described above.

                  (b)      Market Discount

         The market discount provisions of the IRC may apply to holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its revised issue price) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. Gain recognized by a Claim holder with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the Claim holder's period of ownership, unless the Claim holder elected to include accrued market discount in taxable income currently. A holder of a market discount bond that is required under the market discount rules of the IRC to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond.

                  (c)      Allocation Between Principal and Interest

         The manner in which distributions made pursuant to the Plan are to be allocated between accrued but unpaid interest and principal, if any, of the Allowed Secured Lender Claims and the Allowed General Unsecured Claims for federal income tax purposes is unclear under present law. Although there can be no assurance with respect to the issue, the Debtors intend to take the position that no portion of the distributions made to holders of Allowed Secured Lender Claims and Allowed General Unsecured Claims pursuant to the Plan is allocable to accrued and unpaid interest on the Allowed Secured Lender Claims and the Allowed General Unsecured Claims.

         A holder of an Allowed Secured Lender Claim or Allowed General Unsecured Claim that previously included in income accrued but unpaid interest attributable to its Allowed Secured Lender Claim or Allowed General Unsecured Claim should recognize an ordinary loss to the extent that such previously included accrued interest exceeds the amount of consideration, if any, received by the holder that is attributable to accrued interest for federal income tax purposes. To the extent a holder of an Allowed Secured Lender Claim or Allowed General Unsecured Claim did not previously include in income accrued but unpaid interest attributable to its Claim, any portion of the consideration received that is properly allocable to accrued but unpaid interest should be recognized as ordinary income, regardless of whether the holder realizes an overall gain or loss upon the surrender of its Claim or whether such gain or loss is recognized. Based on the Debtors' position that no portion of the property distributed pursuant to the Plan should be allocable to accrued and unpaid interest on the Allowed Secured Lender Claims and the Allowed General Unsecured Claims, no such income inclusion should be required.

         If, contrary to the Debtors' intention, a portion of the distributions made pursuant to the Plan are treated as made to a holder of an Allowed Secured Lender Claim or an Allowed General Unsecured Claim in respect of accrued but unpaid interest, the basis of such a Claim holder in such distributed property should be equal to the amount of interest income treated as satisfied by the receipt of such distributed property. The Allowed Secured Lender Claims and Allowed General Unsecured Claims holder's tax holding period in such distributed property should begin on the day following the Effective Date.

         2.       Information Reporting and Backup Withholding

         Certain payments, including the payments with respect to Claims pursuant to the Plan, are generally subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the IRC's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder: (1) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (2) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

         Holders of Claims that are Non-United States Persons and that receive payments or distributions under the Plan will not be subject to backup withholding, provided that the holders furnish certification of their status as Non- United States Persons (and furnish any other required certifications), or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

         Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

C.       United States Federal Income Tax Consequences of the Litigation Trust

         Under the IRC, amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. Although certain Treasury regulations have been issued, no Treasury regulations have been promulgated to address the tax treatment of such funds in a bankruptcy context. Accordingly, the proper tax treatment of such funds is uncertain. Depending on the facts and the relevant law, such funds possibly could be treated as grantor trusts, separately taxable trusts, or otherwise.

         The Debtors presently intend to treat the Preference Litigation Trust Assets, and the Other Litigation Trust Assets as held by a grantor trust with respect to which the holders of Allowed Lender Secured Claims and Allowed General Unsecured Claims are treated as the grantors. Accordingly, such holders will be subject to current taxation on any earnings generated by the Preference Litigation Trust Assets and the Other Litigation Trust Assets. There can be no assurance that the IRS will respect the foregoing treatment. For example, the IRS may characterize the Litigation Trust as a grantor trust for the benefit of the Debtors, or as otherwise owned by and taxable to the Debtors. Alternatively, the IRS could characterize the Litigation Trust as a so-called "complex trust" subject to a separate entity level tax on its earnings, except to the extent that such earnings are distributed during the taxable year. Moreover, due to the possibility that the amounts of the consideration received by a holder of an Allowed Lender Secured Claim or Allowed General Unsecured Claim may increase or decrease, depending on whether the Litigation Trust is treated as a grantor trust, the holder could be prevented from recognizing a loss until the time at which there are no assets at all remaining in the Litigation Trust.

         Holders of the Allowed Lender Secured Claims and Allowed General Unsecured Claims are urged to consult their tax advisors regarding the potential United States federal income tax treatment of the Litigation Trust and the consequences to them of such treatment (including the effect on the computation of a holder's gain or loss in respect of its Claim, the subsequent taxation of any distributions from the Litigation Trust, and the possibility of taxable income without a corresponding receipt of cash or property with which to satisfy the tax liability).

D.       Importance of Obtaining Professional Tax Assistance

                  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

                        IX. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS
                            OF CREDITORS TEST

A.       Feasibility of the Plan

         As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is referred to as the "feasibility test." In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies the feasibility test, the Debtors have developed a set of financial projections as set forth in Exhibit E to this Disclosure Statement (the "Projections"). The Projections analyze the ability of the Reorganized Debtors to maintain sufficient liquidity and capital resources to (i) conduct their business and (ii) meet their obligations under the Plan. The Projections were also prepared to assist each holder of a Claim entitled to vote in determining whether to accept or reject the Plan.

         The Projections show that the Reorganized Debtors should have sufficient cash flow to (i) make the payments required under the Plan on the Effective Date or otherwise, (ii) repay and service debt obligations, and (iii) maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with section 1129(a)(11) of the Bankruptcy Code. The Projections should be read in conjunction with the assumptions, qualifications, and footnotes to the tables containing the Projections set forth in Exhibit E. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The Projections are based on assumptions existing as of the date of this Disclosure Statement and are based, in part, on the economic, competitive, and general business conditions prevailing at the time. Although as of the date of this Disclosure Statement such economic, competitive, and general business conditions have not materially changed, any future changes in these conditions may materially affect the ability of the Reorganized Debtors to achieve the Projections.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. NO INDEPENDENT AUDITORS HAVE COMPILED OR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, NONE HAS EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS AND INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW SHARES OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

         THE PROJECTIONS PROVIDED HEREIN HAVE BEEN PREPARED EXCLUSIVELY BY THE COMPANY'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO REORGANIZED DEBTOR'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. SEE SECTION VII HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT COULD AFFECT FINANCIAL FEASIBILITY OF THE PLAN.

         FINALLY, THE PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF REORGANIZED DEBTOR , THE FAIR VALUE OF ITS ASSETS, AND THE ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. ACTUAL ENTERPRISE VALUE, ASSET VALUES, AND LIABILITIES ON THE EFFECTIVE DATE COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING PROJECTIONS.

B.       Best Interests Test

         Even if the Plan is accepted by each class of holders of Impaired Claims, the Bankruptcy Code requires that the Court find that the Plan is in the best interests of all holders of Claims and Interests that are Impaired by the Plan and that have not accepted the Plan. The "best interests" test, set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if a debtor were liquidated under Chapter 7 of the Bankruptcy Code on such date.

         To calculate the probable distribution to members of each impaired class of holders of claims and equity interests if the debtors were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

         The amount of liquidation value available to holders of Unsecured Claims against, and Interests in, the Debtors would be reduced by, first, Secured Claims (to the extent of the value of the Collateral securing such claims), and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 Cases. Costs of a liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of Unsecured Claims.

         In a Chapter 7 liquidation, no junior class of claims may be paid unless all classes of claims senior to such junior class are paid in full.
Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such agreements are enforceable under applicable non-bankruptcy law. Therefore, no class of claims that is contractually subordinated to another class would receive any payment on account of its claims, unless and until such senior class(es) were paid in full.

         Once the Court determines the recoveries in liquidation of the Debtors' secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Court. As shown in the Liquidation Analysis annexed hereto as Exhibit D (the "Liquidation Analysis") and discussed in further detail below, the Debtors believe that each Class of Impaired Claims will receive no less under the Plan than it would receive if the Debtors were liquidated. The Class of Impaired Interests would receive no distribution if the Debtors were liquidated.

C.       Liquidation Analysis

         As noted above, the Debtors believe that under the Plan each holder of Impaired Claims will receive property of a value not less than the value such holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily upon extensive consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Creditors, including, but not limited to (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a Chapter 7 trustee and professional advisors to the trustee, as well as to the various liquidators that would be appointed for each of the non-debtor subsidiaries of the Company, (ii) the erosion in value of assets in a Chapter 7 case in the context of a "forced sale" atmosphere that would prevail, (iii) the adverse effects on the Company's remaining businesses as a result of the likely departure of most remaining employees, (iv) the reduction of value associated with the attempted operation of the businesses of the non-Debtors by numerous foreign liquidators, (v) the substantial delay in distributions to the Debtors' Creditors that would ensue due to the inevitable delays that would accompany the unwinding of intercompany obligations in a complex, multi-jurisdictional liquidation, and (vi) the adverse tax consequences associated with the sale of the Debtors' assets. The Debtors belief is also based upon the Liquidation Analysis. The Liquidation Analysis does not reflect the likely delay in distributions to Creditors in a liquidation scenario and tax consequences from the "forced sale" of the Debtors' assets, which, if considered, would only further reduce the present value of any liquidation proceeds.

         The Debtors believe that any liquidation analysis is speculative because such an analysis is necessarily premised upon assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Thus, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that a bankruptcy court would accept the Debtors' conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

         Further, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon the Debtors' review of their books and records and of the additional Claims that have been or might be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the cases from Chapter 11 to Chapter 7. No order or finding has been entered by the Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Debtors have projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The annexed Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical Chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

         To the extent that confirmation of the Plan requires the establishment of amounts for the Chapter 7 liquidation value of the Debtors, funds available to pay Claims, and the reorganization value of the Debtors, the Court will determine those amounts at the Confirmation Hearing.

D.       Valuation of the Reorganized Debtors

         1.       Estimated Valuation of Reorganized Debtors

         In order to provide information to parties in interest regarding the possible range of values of their distributions under the Plan, the Debtors requested that PricewaterhouseCoopers Securities LLC ("PwCS"), the Debtors' financial advisor, ascribe an estimated value, or range of values, to the New Common Stock.

                  (a)      Overview

         The Debtors have been advised by PwCS with respect to the estimated value of the Reorganized Debtors on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization value of the Reorganized Debtors was assumed to be approximately $225 million to $280 million. The components of this range are estimates of between $100 million and $120 million attributable to the Miniature Lighting business of the Company and between $125 million and $160 million attributable to the General Lighting (Europe and the Americas) businesses of the Company. PwCS' estimate of a range of reorganization values does not constitute an opinion as to the fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

         THE ASSUMED RANGE OF THE REORGANIZED VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF JUNE 30, 2003, REFLECTS WORK PERFORMED BY PWCS ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESSES AND ASSETS OF THE COMPANY AVAILABLE TO PWCS AS OF MARCH 31, 2003. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT PWCS CONCLUSIONS, PWCS DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATES.

         Based upon the assumed range of the reorganization value of the Reorganized Debtors of between $225 million and $280 million and assumed total debt and capital lease obligations of approximately $145 million, PwCS has employed an imputed estimate of the range of the equity value for the Reorganized Debtors (the "Equity Value") of between $80 million and $135 million.

         The foregoing estimate of the reorganization value of the Reorganized Debtors is based on a number of assumptions, including a successful reorganization of the Debtors' businesses and finances in a timely manner, the continued implementation of the Company's business plans, the achievement of the forecasts reflected in the Projected Financial Information (the "Projections"), access to adequate exit financing, the continuing leadership of the existing management team, market conditions as of March 31, 2003 continuing through the assumed Effective Date of June 30, 2003 and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

         With respect to the financial Projections prepared by the management of the Company and included as Exhibit E to this Disclosure Statement, PwCS assumed that such Projections have been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgements of the Company as to the future operating and financial performance of the Reorganized Debtors. PwCS' estimate of a range of reorganization values assumes that operating results projected by the Company will be achieved by the Reorganized Debtors in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of the Company are materially better than the recent historical results of operations of the Company. As a result, to the extent that the estimate or reorganization value is dependent upon the Reorganized Debtors performing at the levels set forth in the Projections, such analysis must be considered speculative. If the businesses perform at levels below those set forth in the Projections, such performance may have a material impact on the Projections and on the estimated range of values set forth herein.

         In estimating the range of the reorganization value and Equity Value of the Reorganized Debtors, PwCS (i) reviewed certain historical financial information of the Company for recent years and interim periods; (ii) reviewed certain internal financial and operating data of the Company, including the Projected Financial Information, which was prepared and provided to PwCS by the Company's management and which relate to the Company's businesses and their prospects; (iii) met with certain members of senior management of the Company to discuss the Company's operations and future prospects; (iv) reviewed publicly available financial data and considered the market value of public companies that PwCS deemed generally comparable to the operating business of the Company;
(v) considered relevant precedent transaction in the lighting industry; (vi) considered certain economic and industry information relevant to the operating business; and (vii) conducted such other studies, analysis, inquiries and investigations as it deemed appropriate. Although PwCS conducted a review and analysis of the Company's businesses, operating assets and liabilities and the Company's business plans, it assumed and relied on the accuracy and completeness of all financial information furnished to it by the Company, as well as publicly available information.

         PwCS did not independently verify the Projections in connection with such estimates of the reorganization value and Equity Value and no independent valuations or appraisals of the Company were sought or obtained in connection herewith. Additionally, the Projections have not been audited, examined or otherwise reviewed by independent auditors.

         Estimates of the reorganization value and Equity Value do not purport to be appraisals or necessarily reflect the values that may be realized if assets are sold as going concerns, in liquidation, or otherwise.

         The estimates of the reorganization value of the Reorganized Debtors prepared by PwCS represent the hypothetical reorganization value of the Reorganized Debtors. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the range of the estimated reorganization value of the Reorganized Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual outcomes, which may be significantly more or less favourable than those set forth herein.

         The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such businesses. As a result, the estimate of the range of the reorganization value of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favourable than those set forth herein. Since such estimates are inherently subject to uncertainties, neither the Debtors, PwCS, nor any other person assumes responsibility for their accuracy. In addition, the valuation of any newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities.

                  (b)      Valuation Methodology

         PwCS performed a variety of analyses and considered a variety of factors in preparing the valuation of the Reorganized Debtors. While several generally accepted valuation techniques for estimating the Reorganized Debtor's value were used, PwCS primarily relied on two methodologies: comparable public company analysis and discounted cash flow analysis. These valuation methodologies were performed separately for each of the Miniature Lighting, General Lighting Europe and General Lighting Americas businesses. PwCS placed different weights on each of these analyses and made judgements as to the relative significance of each analysis in determining the Reorganized Debtors' indicated reorganization value range. PwCS' valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analysis as a whole, could create a misleading or incomplete conclusion as to the Reorganized Debtors' value.

         In preparing its valuation estimate, PwCS performed a variety of analyses and considered a variety of factors, some of which are described herein. The following summary does not purport to be a complete description of the analyses and factors undertaken to support PwCS' conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.

         The two primary methodologies considered by PwCS in preparing a valuation of the Reorganized Debtors are as follows:

                           (i)      Comparable Public Company Analysis

         A comparable public company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. It establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using a common variable such as revenues, earnings and cash flows. The analysis includes a detailed multi-year financial comparison of each company's income statement, balance sheet and cash flow statement. In addition, each company's performance, profitability, margins, leverage and business trends are also examined. Based on this analysis, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

         A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of businesses, business risks, target market segments, growth prospects, maturity of businesses, market presence, size and scale of operations. The selection of truly comparable companies is often difficult and subject to interpretation. The underlying concept, however, is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining value.

         In performing the comparable public company analysis, the following publicly traded companies deemed generally comparable to the Miniature Lighting business of the Company in some or all of the factors described above, were selected: Decoma International, Everlight Electronics, Fagerhult, Ichikoh Industries, Koito Manufacturing, Opto Tech, Stanley Electric and Valeo. In performing the comparable public company analysis, the following publicly traded companies deemed generally comparable to the General Lighting (Europe and the Americas) businesses of the Company in some or all of the factors described above, were selected: Acuity Brands, Genlyte Group, Gewiss, Juno Lighting, Nordisk Solar and Targetti Sankey. PwCS excluded several manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies. PwCS analysed the current trading value for the comparable companies as a multiple of the last twelve months of available revenue and EBITDA. These multiples were then applied to the Company's estimated fiscal year end 2002 and fiscal year end 2003 forecasted financial results to determine the range of enterprise values.

                           (ii)     Discounted Cash Flow Approach (DCF)

         The discounted cash flow ("DCF") valuation methodology relates the value of a business to the present value of expected future cash flows to be generated by such business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical discount rate. The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). PwCS' discounted cash flow valuation is based on a three-year projection of the Company's operating results. PwCS discounted the projected cash flows using the Company's estimated risk-adjusted cost of capital, the weighted average cost of capital, and calculated the terminal value of the Company using EBITDA multiples consistent with the comparable public company analysis. The discounted cash flow valuation was performed separately for each of the Miniature Lighting, General Lighting Europe and General Lighting Americas businesses.

         This approach relies on the Company's ability to project future cash flows with some degree of accuracy. Since, the Company's projections reflect significant assumptions made by the Company's management concerning anticipated results, the assumptions and judgements used in the Projected Financial Information may or may not prove correct and therefore, no assurance can be provided that projected results are attainable or will be realized. PwCS does not make any representations or warranties as to the accuracy or completeness of the Company's Projections.

         THE ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED BY PWCS REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF THE REORGANIZED DEBTORS ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR THE REORGANIZED DEBTORS ASSOCIATED WITH PWCS' VALUATION ANALYSIS.

         2. Application of the "Best Interests" Test to the Liquidation Analysis and the Valuation of the Reorganized Debtors

         A liquidation analysis prepared with respect to each of the Debtors is attached as Exhibit D to this Disclosure Statement. The Debtors believe that any liquidation analysis is speculative. For example, the liquidation analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. This estimate is based solely upon the Debtor's incomplete review of Claims filed and the Debtors' books and records. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. In addition, as noted above, the valuation analysis of the Company also contains numerous estimates and assumptions. For example, the value of the New Common Stock cannot be determined with precision due to the absence of a public market for the New Common Stock.

         Notwithstanding the difficulties in quantifying recoveries to creditors with precision, the Debtors believe that taking into account the liquidation analysis and the valuation analysis of Reorganized Debtors, the Plan meets the "best interests" test of section 1129 (a)(7) of the Bankruptcy Code. The Debtors believe that the members of each impaired class will receive at least as much under the Plan that they would in a liquidation in a hypothetical chapter 7 case. Creditors will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors' assets. Moreover, as a result of the reorganization of the Debtors, creditors such as the Debtors' employees (close to 7,500) would retain their jobs and most likely make few if any other claims against the estate. Lastly, in the event of liquidation, the aggregate amount of unsecured claims would no doubt increase significantly, and such claims would be subordinated to priority claims that would be created. For example, employees would file claims for wages, pensions and other benefits, some of which would be entitled to priority. Landlords would no doubt file large claims for both unsecured and priority amounts. The resulting increase in both general unsecured and priority claims would no doubt decrease percentage recoveries to secured and unsecured creditors of Debtors. All of these factors lead to the conclusion that recoveries under the Plan would be at least as much, and in many cases significantly greater, than the recoveries available in a chapter 7 liquidation.

                            X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION
                               OF THE PLAN

         The Debtors believe that the Plan affords holders of Claims the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders. If, however, the Plan is not confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan of reorganization or (ii) liquidation of the Debtors under Chapter 7 or 11 of the Bankruptcy Code.

A.       Alternative Plan of Reorganization

         If the Plan is not confirmed, the Debtors (or, if the Debtors' exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, and are not extended by the Court, any other party-in-interest) could attempt to formulate and propose a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of assets.

         With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan enables the holders of Claims to realize the greatest possible value under the circumstances, and that as compared to any alternative plan of reorganization, has the greatest chance to be confirmed and consummated.

B.       Liquidation Under Chapter 7 or Chapter 11

         If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution in accordance with the priorities of the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against, or Interests in, the Debtors.

         The Debtors believe that a liquidation under Chapter 7 would result in a substantial diminution in the value of the Estates and the ultimate return for stakeholders of the Debtors due to:

         1. substantial additional administrative expenses arising from the costs associated with the administration of the Chapter 7 process by a trustee lacking a substantial familiarity with the Debtors and their businesses, including trustee fees, attorney fees, and other necessary professionals, including accountants, auctioneers, brokers and other liquidation professionals;

         2. additional expenses and claims;

         3. the social costs associated with an orderly wind-down of the business operations over a three month period, including employee payroll, benefits and severance costs; and

         4. continuation of services critical to the orderly wind-down of business operations, including certain equipment leases, utility services, telecommunication services, and other services.

         Substantial delays will occur as the local liquidators and their associated advisors attempt to (a) understand (i) the complex intercompany loan arrangements that existing among the Debtors, among the Debtors and non-Debtor subsidiaries of SLI, and (ii) intercompany business relationships that exist among the SLI's subsidiaries which support the multi-jurisdictional nature of the Company's historical business, and (b) resolve the complex legal issues associated with terminating the various intercompany business relationships and settling intercompany liabilities.

         The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.

         The Debtors believe that, although preferable to a Chapter 7 liquidation, any alternative liquidation under Chapter 11 is a much less attractive alternative to Creditors than the Plan. THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 OF THE BANKRUPTCY CODE.

                       XI. SOLICITATION; VOTING PROCEDURES

         On or about [ ], the Court entered an order which, among other things, established voting procedures and scheduled the hearing on confirmation of the Plan (the "Procedures Order"). On or about [ ], the Court entered an order approving this Disclosure Statement. A copy of the notice of the Confirmation Hearing is enclosed with this Disclosure Statement. The notice of the Confirmation Hearing sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The notice of Confirmation Hearing and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

         The Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the Chapter 11 Cases. In addition, the Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Fed. R. Bankr. P. 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

         In particular, the Bankruptcy Code requires the Court to find, among other things, that (i) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims, unless approval will be sought under section 1129(b) of the Bankruptcy Code despite the dissent of one or more such classes, which will be the case under the Plan, (ii) the Plan is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and
(iii) the Plan is in the "best interests" of all holders of Claims and Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Claims and Interests accept the Plan by the requisite votes, the Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims against, and Interests in, the Debtors. These statutory conditions to Confirmation are discussed above.

A.       Parties-In-Interest Entitled to Vote

         Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be impaired under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or equity interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or equity interest as it existed before the default.

         In general, a holder of a claim or equity interest may vote to accept or to reject a plan if (i) the claim or equity interest is allowed, which means generally that no party in interest has objected to such claim or equity interest and (ii) the claim or equity interest is impaired by the Plan. If the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder's vote.

         The holder of a Claim against a Debtor that is Impaired under the Plan is entitled to vote to accept or reject the Plan if (i) the Plan provides a distribution in respect of such Claim and (ii) (a) the Claim has been scheduled by the Debtors (and such claim is not scheduled at zero or as disputed, contingent, or unliquidated) or (b) it has filed a proof of claim on or before the bar date applicable to such holder, pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Fed. R. Bankr. P. 3003 and 3018. Any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed or denied by Final Order is not entitled to vote unless the Court, pursuant to Fed. R. Bankr. P. 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Court deems proper for the purpose of accepting or rejecting the Plan.

         A vote may be disregarded if the Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

B.       Classes Impaired Under the Plan

         Class 3 and Class 4 are Impaired under the Plan and entitled to vote on the Plan. Classes 1and 2 are not Impaired under the Plan, are deemed under section 1126(f) to have accepted the Plan, and their votes to accept or to reject the Plan will not be solicited. Classes 5 and 6 will not receive or retain any distribution or property under the Plan on account of their Claims or Interests and are presumed under section 1126(g) of the Bankruptcy Code to have rejected the Plan, and are therefore not entitled to vote to accept or reject the Plan.

C.       Waivers of Defects, Irregularities, Etc.

         Unless otherwise directed by the Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Claims and Balloting Agent and the Debtors in their sole discretion, which determination will be final and binding. As indicated below under "Withdrawal of Ballots; Revocation," effective withdrawals of Ballots must be delivered to the Claims and Balloting Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

D.       Withdrawal of Ballots; Revocation

         Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Claims and Balloting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Claims and Balloting Agent in a timely manner at the address set forth below. The Debtors intend to consult with the Claims and Balloting Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

         Unless otherwise directed by the Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Claims and Balloting Agent will not be effective to withdraw a previously cast Ballot.

         Any party who has previously submitted to the Claims and Balloting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Claims and Balloting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.

E.       Further Information

         If you (i) have any questions about the procedure for voting your Claim or about the packet of materials you received or (ii) wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Fed.
R. Bankr. P. 3017(d), please contact the Claims and Balloting Agent:

                                    Logan & Company, Inc.
                                    546 Valley Road
                                    Upper Montclair, New Jersey  07043
                                    (800) xxx-xxxx

             XII. CONFIRMATION HEARING; OBJECTIONS TO CONFIRMATION;
                                 RECOMMENDATION

         This Disclosure Statement was approved by the Court after notice and a hearing. The Court has determined that this Disclosure Statement contains information adequate to permit holders of Claims to make an informed judgment about the Plan. Such approval, however, does not mean that the Court recommends either acceptance or rejection of the Plan.

A.       Hearing on and Objections to Confirmation

         1.       Confirmation Hearing

         The hearing on confirmation of the Plan has been scheduled to commence on [ ], at [ ], Eastern time, or as soon thereafter as counsel may be heard, before the Honorable Mary F. Walrath, in the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by announcing such adjournment in open court or otherwise, all without further notice to parties in interest, and the Plan may be modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of that hearing, without further notice to parties in interest.

         2.       Date Set for Filing Objections to Confirmation

         Objections, if any, to confirmation of the Plan must be filed with the Court and received by the parties listed in the Confirmation Hearing Notice no later than 4:00 p.m., Eastern time, on [ ]. A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement.

                       XIII. RECOMMENDATION AND CONCLUSION

         For all of the reasons set forth in this Disclosure Statement, the Debtors believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all eligible holders of Impaired Claims to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED by the Claims and Balloting Agent on or before the Voting Deadline.

Dated:   Wilmington, Delaware
         April 17, 2003


                                              SLI, INC., et al.
                                              Debtors and Debtors-in-Possession


                                     By:
                                              ----------------------------------
                                              Name:
                                              Title:



SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for SLI, Inc., et al.,
Debtors and Debtors-in-Possession

By:
         ---------------------------------
         Gregg M. Galardi (No. 2991)
         Robert A. Weber  (No. 4013)
         Megan E. Cleghorn (No. 4080)
         One Rodney Square
         P.O. Box 636
         Wilmington, Delaware 19899-0636
         (302) 651-3000


                                   THE OFFICIAL COMMITTEE
                                   OF UNSECURED CREDITORS


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:

PEPPER HAMILTON, LLP


By:
   -----------------------------------
David M. Fournier (No. 2812)
1201 Market Street
Suite 1600
P.O. Box 1709
Wilmington, Delaware  19899-1709

- and -

Robert S. Hertzberg
100 Renaissance Center
36th Floor
Detroit, Michigan  48243-1157

Attorneys for the Official Committee of
Unsecured Creditors

                                    EXHIBIT A
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
             JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
                    IN POSSESSION AND THE OFFICIAL CREDITORS

                             PLAN OF REORGANIZATION

                                    EXHIBIT B
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
             JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
                    IN POSSESSION AND THE OFFICIAL CREDITORS


                               SCHEDULE OF DEBTORS

                               SCHEDULE OF DEBTORS

The Debtors are the following entities:

         1.  SLI, Inc., Tax No. 73-1412000
         2. Chicago Miniature Optoelectronic Technologies, Inc., Tax No. 04-3539966
         3.  Electro-Mag International, Inc., Tax No. 04-3375740
         4. Chicago Miniature Lamp - Sylvania Lighting International, Inc., Tax No. 04-3407478
         5.  SLI Lighting Products, Inc., Tax No. 44-0708390
         6.  SLI Lighting Company, Tax No. 06-1583821
         7.  SLI Lighting Solutions, Inc., Tax No. 59-1490835
         8.  CML Air, Inc., Tax No. 04-3407478

                                    EXHIBIT C
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
             JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
                    IN POSSESSION AND THE OFFICIAL CREDITORS

                        SCHEDULE OF NON-DEBTOR AFFILIATES

                        SCHEDULE OF NON-DEBTOR AFFILIATES

ALBA Technology (M) Sdr. Bhd.
IDI Internacional S.A.
ALBA Speziallampen Holding GmbH
Ong Swee Guan
Chicago Miniature Lamp (Canada) Inc.
Chicago Miniature Holding S.L.
W. Albrecht Grundstueckgesselschaft GmbH & Co. GbR
OHT Optoelektronik GmbH
A&S Electric spol s.r.o.
EBT Optronic GmbH & Co. KG
EBT Optronic Systems GmbH
ALBA Speziallampen GmbH
SLI Miniature Lighting GmbH und Co. KG
SLI Miniature Lighting GmbH
Guslav Brueckner GmbH Maschinenfabrik
SLI Miniature Lighting SARL
SLI Opto, Inc.
Stanley Electric Co. Ltd.
Ladislav Sejrek
EBT Technologies Ltd.
Kingbright Electronic GmbH
SLI Miniature Lighting SA
Socop de Mexico SA
VCH International Limited
VCH Incorporated
Vitality Limited
Hivac Limited
SLI Miniature Lighting Ltd.
Lighthouse Investment Holdings (Limited)
Chicago Miniature Lamp-Sylvania B.V.
CCC de Mexico S.A. de C.V.
Waltham Holdings Limited
Hampshire Holdings, Ltd.
Saturn Telecommunications Ltd.
Brilliant Holding GmbH
Brilliant Aktiengesellschaft
Chicago Miniature Lamp-Sylvania II B.V.
SLI Colombia S.A.
Brilliant Lighting (Aust) Ply Ltd.
Badalex Limited
Sylvania Lighting International B.V.
Familla Garza Escalante
Brilliant UK Ltd.
McLight Distribution GmbH
Brilliant Netherlands B.V.
Brilliant Iberica S.A.
Brilliant France SARL
Flowil International Lighting (Holding) B.V.
Desarollo Integrado
Sylvania (UK) Holding Co. Ltd.
Sylvania N.V.

S&I Electric NV
Sylvania Lighting SA
Sylvania Ltda
SLI France S.A.
SLI Sylvania SA
Sylvania Thailand Ltd.
SLI de Mexico S.A. de CV
Martin Lighting Limited
SLI Lighting Ltd.
Concord Lighting Ltd.
Sylvania Lumiance OY
SLI Lichtsysteme GmbH
Lumiance B.V.
Sylvania A/S
Sylvania Asia Pacific Ltd.
Sylvania S.A. N.V.
VCH International Limited
Linolite Ltd.
Sylvania S.p.A.
Sylvania OY
Precision Materials (France) SARL
Sylvania AB
Sylvania Illuminacao Ltda.
Sylvania Illuminacion S.A.
Sylvania Lighting International PTY Ltd.
Sylvania Export Corporation N.V.
Sylvania AS
Sylvania Ges. mbH
SLI Sylvania A.E.E.E.
Sylvania SARL
VCH Incorporated
Vitality Limited
Hivac Limited
Sylvania S.A. de C.V.
SLI Miniature Lighting Ltd.
Sylvania Lighting Superanuation Fund Pty Ltd.
Sylvania Lighting Accumulation Fund Pty Ltd.
Sylvania Lighting International Ltd.
Sylvania S.A.
Sylvania de Panama S.A.
Sylvania S.A. de C.V.
Sylvania S.A.

                                    EXHIBIT D
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
             JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
                    IN POSSESSION AND THE OFFICIAL CREDITORS

                              LIQUIDATION ANALYSIS

                                    EXHIBIT E
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
             JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
                    IN POSSESSION AND THE OFFICIAL CREDITORS

                         PROJECTED FINANCIAL INFORMATION

                                    EXHIBIT F
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
             JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
             IN POSSESSION AND THE OFFICIAL CREDITORS FOR SLI, INC.

                DEBTORS' CORPORATE STRUCTURE AT THE PETITION DATE

                                    EXHIBIT G
                                       TO
                      DISCLOSURE STATEMENT WITH RESPECT TO
             JOINT CHAPTER 11 PLAN OF REORGANIZATION OF THE DEBTORS
                    IN POSSESSION AND THE OFFICIAL CREDITORS

         REORGANIZED DEBTORS' CORPORATE STRUCTURE AT THE EFFECTIVE DATE